UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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Exela Technologies, Inc.

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD December 16, 2021
The Annual Meeting of Stockholders (the “Annual Meeting”) of Exela Technologies, Inc. (“Exela” or the “Company”) will be conducted virtually at https://www.cstproxy.com/exelatech/2021, at 9:00 a.m., Central Time, on Thursday, December 16, 2021 for the purpose of:
1.
Electing to the Board of Directors the three nominees named in the accompanying Proxy Statement who have been nominated by the Board of Directors to serve as Class A directors and whose current terms will expire at the Annual Meeting;

2.
Acting upon a proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021;

3.
Acting upon a proposal to approve, on a non-binding, advisory basis, compensation of the Company’s named executive officers as described in the accompanying Proxy Statement; and

4.
Acting upon a proposal to approve the Amended and Restated Exela Technologies, Inc. 2018 Stock Incentive Plan.

The Board of Directors has fixed the close of business October 20, 2021 as the date for determining stockholders of record entitled to receive notice of, and to vote at, the Annual Meeting. The Board of Directors unanimously recommends that stockholders vote their shares in favor of the election of the Class A nominees, and in favor of Proposals 2, 3 and 4.
This Notice and accompanying Proxy Statement and proxy or voting instruction card will be first mailed to you and to other stockholders of record commencing on or about November 6, 2021. All stockholders are cordially invited to attend the Annual Meeting. Due to COVID-19, and our new operative reality, the Annual Meeting will be held in a virtual meeting format only and you will not be able to attend in person. Whether or not you plan to attend the Annual Meeting virtually, I hope that you will vote as soon as possible. Please review the instructions on the proxy or voting instruction card regarding your voting options.
By Order of the Board of Directors
Par Chadha
Executive Chairman of the Board
November 5, 2021
Important Notice Regarding the Availability of Proxy Materials
for the Stockholder Meeting to Be Held on December 16, 2021
This 2021 Proxy Statement, a form of proxy and Exela’s Annual Report on Form 10-K for the year ended December 31, 2020 are available at: www.exelatech.com and at https://www.cstproxy.com/exelatech/2021.

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Exela Technologies, Inc.
2701 E. Grauwyler Road
Irving, Texas 75061
PROXY STATEMENT
Questions and Answers About the Annual Meeting and Voting
Why did I receive this proxy statement?
We have sent you this Notice of Annual Meeting and Proxy Statement and proxy or voting instruction card because the Board of Directors (the “Board of Directors” or the “Board”) of Exela Technologies, Inc. (“Exela” or the “Company,” “we” and “us”) is soliciting your proxy to vote at our Annual Meeting of Stockholders on December 16, 2021 (the “Annual Meeting”). This Proxy Statement contains information about the items being voted on at the Annual Meeting and information about us.
Who is entitled to vote?
You may vote on each matter properly submitted for stockholder action at the Annual Meeting if you were the record holder of our common stock, par value $0.0001 per share (“Common Stock”), as of the close of business on October 20, 2021. On October 20, 2021, there were 172,495,166 shares of our Common Stock outstanding and entitled to vote at the Annual Meeting. On January 25, 2021, we effected a one-for-three Reverse Stock Split (the “Reverse Stock Split”). Except as otherwise indicated, all share and per share information herein gives effect to the Reverse Stock Split.
How many votes do I have?
Each share of our Common Stock that you own entitles you to one vote on each matter properly submitted for stockholder action at the Annual Meeting.
What am I voting on?
You will be voting on the following:
Proposal 1:    To elect to the Board of Directors the three nominees named in this Proxy Statement who have been nominated by the Board of Directors to serve as Class A directors and whose current terms will expire at the Annual Meeting;
Proposal 2:    To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2021;
Proposal 3:    To approve, on a non-binding, advisory basis, compensation of the Company’s named executive officers as described in this Proxy Statement; and
Proposal 4:    To approve the Amended and Restated Exela Technologies, Inc. 2018 Stock Incentive Plan.
How do I vote?
If you are a holder of record of the Company’s common stock as of October 20, 2021, you may vote online at the Annual Meeting or by submitting a proxy for the Annual Meeting. Whether or not you plan to attend the Annual Meeting online, we urge you to vote by proxy to ensure your vote is counted. You may submit your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed postage paid envelope. You may still attend the Annual Meeting and vote online if you have already voted by proxy.
If your Exela shares are held in “street name” by a broker or other agent, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the

Annual Meeting online. However, since you are not the shareholder of record, you may not vote your shares online at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent.
What if I return my proxy or voting instruction card but do not mark it to show how I am voting?
Your shares will be voted according to the instructions you have indicated on your proxy or voting instruction card. If no direction is indicated, your shares will be voted “FOR” the election of the Class A nominees and “FOR” Proposals 2, 3 and 4.
May I change my vote after I return my proxy or voting instruction card?
You may change your vote at any time before your shares are voted at the Annual Meeting in one of three ways:
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Notify our Corporate Secretary in writing before the Annual Meeting that you are revoking your proxy;

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Submit another proxy by mail, telephone or the Internet (or voting instruction card if you hold your shares in street name) with a later date; or

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Vote virtually at the Annual Meeting.

What does it mean if I receive more than one proxy or voting instruction card?
It means you have multiple accounts at the transfer agent and/or with banks and stockbrokers. Please vote all of your shares.
What constitutes a quorum?
Any number of stockholders, together holding at least a majority in voting power of the capital stock of the Company issued and outstanding and generally entitled to vote in the election of directors, present in person or represented by proxy at any meeting duly called, shall constitute a quorum for the transaction of all business. Abstentions and “broker non-votes” are counted as shares “present” at the meeting for purposes of determining whether a quorum exists. A “broker non-vote” occurs when shares held of record by a bank, broker or other holder of record for a beneficial owner are deemed present at the meeting for purposes of a quorum but are not voted on a particular proposal because that record holder does not have discretionary voting power for that particular matter under the applicable rules of the Nasdaq Stock Market LLC (“Nasdaq”) and has not received voting instructions from the beneficial owner.
What vote is required in order to approve Proposals 1, 2 and 4?
Proposal 1 (Election of Directors):    The three nominees named in this Proxy Statement who have been nominated by the Board of Directors to serve as Class A directors will be elected to the Class A directorships by plurality vote. This means that the three nominees with the most votes cast in their favor will be elected to the Class A directorships. Votes withheld from one or more director nominees will have no effect on the election of any director from whom votes are withheld. If you do not want to vote your shares for a nominee, you may indicate that in the space provided on the proxy card or the voting instruction card or withhold authority as prompted during telephone or Internet voting. Subject to the Director Nomination Agreement (described below), in the unanticipated event that a director nominee is unable or declines to serve, the proxy will be voted for such other person as shall be designated by the Board of Directors to replace the nominee, or the Board may choose to reduce the number of directors.
Proposal 2 (Ratification of Appointment of KPMG LLP):    This proposal requires the affirmative vote of the holders of a majority of the voting power of our outstanding Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on Proposal 2. Abstentions will have the effect of votes against the proposal. Broker non-votes will not occur in connection with this proposal because brokers, banks, trustees and other nominees have discretionary voting authority to vote shares on this proposal under stock exchange rules without specific instructions from the beneficial owner of such shares.

Proposal 4 (Amendment and Restatement of the Exela Technologies, Inc. 2018 Stock Incentive Plan):    This proposal requires the affirmative vote of the holders of a majority of the voting power of our outstanding Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on Proposal 4. Abstentions will have the effect of votes against the proposal. “Broker non-votes,” if any, will not have any effect on the adoption of the proposal.
What is the standard for approving the non-binding, advisory proposal (Proposal 3)?
Proposal 3 (Advisory Vote on Compensation Paid to Named Executive Officers):    This proposal requires the affirmative vote of the holders of a majority of the voting power of our outstanding Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on Proposal 3. Abstentions will have the effect of votes against the proposal. “Broker non-votes,” if any, will not have any effect on the adoption of the proposal. The results of this vote are not binding on the Board, whether or not it is adopted by the aforementioned voting standard. In evaluating the vote on this advisory resolution, the Board will consider the voting results in their entirety.
May my broker vote my shares?
Brokers may no longer use discretionary authority to vote shares on the election of directors or non-routine matters if they have not received instructions from their clients. It is important, therefore, that you cast your vote if you want it to count in the election of directors (Proposal 1), or to be considered in the advisory vote on compensation paid to our named executive officers (Proposal 3) or the Amendment and Restatement of the 2018 Stock Incentive Plan (Proposal 4). Your broker has the authority to exercise discretion with respect to ratification of appointment of KPMG LLP (Proposal 2) if it has not received your instructions for that proposal because that matter is treated as “routine” under applicable rules.
How will voting on any other business be conducted?
We do not know of any business or proposals to be considered at the Annual Meeting other than those set forth in this Proxy Statement. If any other business is properly presented at the Annual Meeting, the proxies received from our stockholders give the proxy holders the authority to vote on the matter in their sole discretion. In accordance with our Bylaws, no business (other than the election of the three Class A nominees and Proposals 2, 3 and 4 may be brought before the Annual Meeting, or any adjournment or postponement thereof, unless such business is brought by or at the direction of the Board or a committee of the Board.
Who will count the votes?
Continental Stock Transfer & Trust will act as the inspector of election and will tabulate the votes.
Important Notice Regarding the Availability of Proxy Materials
for the Stockholder Meeting to Be Held on December 16, 2021
This 2021 Proxy Statement, a form of proxy and Exela’s Annual Report on Form 10-K for the year ended December 31, 2020 are available at: www.exelatech.com and at https://www.cstproxy.com/exelatech/2021.

PROPOSAL 1 — ELECTION OF DIRECTORS
The Company has three classes of directors serving staggered three-year terms, with Class A consisting of three directorships and each of Class B and Class C consisting of three directorships. The terms of the Class A, B and C directorships expire on the date of the Annual Meeting in 2021, 2022, and 2023, respectively.
Name	Age	Class	Positions and Offices Held With the Company
Ronald C. Cogburn	66	A	Director, Chief Executive Officer
J. Coley Clark	76	A	Director
Sharon Chadha	66	A	Director
James G. Reynolds	53	B	Director
John H. Rexford	64	B	Director
Marc A. Beilinson	63	B	Director
Par S. Chadha	66	C	Director, Executive Chairman
Martin P. Akins	55	C	Director
William L. Transier	67	C	Director
At the Annual Meeting, stockholders will be asked to elect the three nominees named in this Proxy Statement who have been nominated by the Board of Directors to serve as Class A directors and whose current terms will expire at the Annual Meeting. Mr. Ronald C. Cogburn, Mr. J. Coley Clark and Mrs. Sharon Chadha, each of whom is a current Class A director, are the nominees to serve as Class A directors for a new three-year term. Each nominee, if elected, will serve for a term of three years and will remain in office until a qualified successor director has been elected or until he resigns or is removed from the Board. Class A directors will be elected by plurality vote.
The Board of Directors unanimously recommends a vote FOR the director nominees.
Nominees for Election to the Board of Directors in 2021
The following are brief biographical sketches of each of our nominees, including their experience, qualifications, attributes and skills, which, taken as a whole, have enabled the Board to conclude that each nominee should, in light of the Company’s business and structure, serve as a director of the Company.
Nominees for Class A Directorship — Term Expiring in 2021
Ronald C. Cogburn
Age: 66
Director Since: July 2017
Class: Class A
Business Experience: Mr. Cogburn is our Chief Executive Officer and served as Chief Executive Officer of SourceHOV from 2013 until the closing of the business combination among Exela, SourceHOV Holdings, Inc. (“SourceHOV”), and Novitex Holdings, Inc. (“Novitex”) on July 12, 2017, which resulted in SourceHOV and Novitex becoming our wholly owned subsidiaries (the “Novitex Business Combination”). Mr. Cogburn has been part of companies that were predecessors to SourceHOV since 1993, bringing over 30 years of diversified experience in executive management, construction claims consulting, litigation support, program management project management, cost estimating, damages assessment and general building construction. Mr. Cogburn has also been a principal of HandsOn Global Management (“HGM”) since 2003. Prior to his role as Chief Executive Officer of SourceHOV, Mr. Cogburn was SourceHOV’s President, KPO from March 2011 to July 2013. Prior to this role, Mr. Cogburn was the President of HOV Services, LLC from January 2005 to September 2007, providing executive leadership during the company’s growth to its IPO on the India Stock Exchange in September 2006. Mr. Cogburn holds a BSCE in Structural Design/Construction Management from Texas A&M University and is a registered Professional Engineer. We believe that Mr. Cogburn’s significant, diversified business experience in Exela’s industry makes him well-qualified to serve as a director of Exela.

J. Coley Clark
Age: 76
Director Since: December 2019
Class: Class A
Business Experience: J. Coley Clark is the retired Chief Executive Officer and Chairman of the Board of BancTec, Inc., a global provider of document and payment processing solutions and currently serves on the board of directors of Moneygram International, Inc. At BancTec, Inc., Mr. Clark was Co-Chairman of the Board from 2014 to December 2016, and Chairman of the Board and Chief Executive Officer from September 2004 to 2014. In 2004, Mr. Clark retired from Electronic Data Systems Corporation, or EDS, an outsourcing services company that was acquired by Hewlett-Packard in 2008, as Senior Vice President and head of the Financial and Transportation Industry Group. Mr. Clark joined EDS in 1971 in the Systems Engineering Development Program and progressed through a variety of technical, sales and management roles related to the financial and insurance industries. Prior to his time at EDS, Mr. Clark served three years in the U.S. Army, attaining the rank of Captain, and served as a company commander in Europe and Southeast Asia. Mr. Clark received a Bachelor of Arts in Sociology from the University of Texas. We believe that Mr. Clark’s significant, diversified business experience in Exela’s industry makes him well-qualified to serve as a director of Exela.
Sharon Chadha
Age: 66
Director Since: October 2021
Class: Class A
Business Experience: Sharon Chadha is the co-founder of Rule14 LLC, a leading big data-mining company which offers a suite of solutions and services powered by predictive analytics, and has led that company since 2011. Mrs. Chadha has been involved in technology companies throughout her career as a founder, investor, and c-level officer. Mrs. Chadha has invested in and built technology companies by providing vision, setting expectations and accountability standards, motivating and mentoring employees to balance the needs of employees and stakeholders to achieve investment goals. She holds fourteen key patents in Real Time Adaptive machines in artificial intelligence along with Mr. Chadha and Dr. Xin Cheng. She has published various articles and a book on the topic of international security. Mrs. Chadha is the wife of Par Chadha, our Executive Chairman and a director. Mrs. Chadha holds a B.S. in Mathematics from the Massachusetts Institute of Technology. We believe that Mrs. Chadha’s significant experience in the technology industry makes her well-qualified to serve as a director of Exela.

Continuing Members of the Board of Directors
The following are brief biographical sketches of each of our directors whose term continues beyond 2021 and who is not subject to election this year, including his experience, qualifications, attributes and skills, which, taken as a whole, have enabled the Board to conclude that each director should, in light of the Company’s business and structure, serve as a director of the Company.Class B Directors — Term Expiring in 2022
James G. Reynolds
Age: 53
Director Since: July 2017
Class: Class B
Business Experience: Mr. Reynolds was our Chief Financial Officer from the closing of the Novitex Business Combination until May 2020. Mr. Reynolds served as Co-Chairman of SourceHOV from 2014 until the closing of the Novitex Business Combination in 2017. Mr. Reynolds is also the Chief Operating Officer and a Partner at HGM, bringing over 25 years of industry experience to the team. Prior to HGM Mr. Reynolds held numerous executive management or senior advisory positions at SourceHOV and its related subsidiaries and predecessor companies, including serving as Chief Financial Officer for HOV Services, LLC from 2007 to 2011 and Vice President and Corporate Controller for Lason from 2001 to 2006. Mr. Reynolds was a Senior Manager in the Business Advisory Services Practice at PricewaterhouseCoopers from 1990 to 2001. Mr. Reynolds is a C.P.A. and holds a B.S. in Accounting from Michigan State University. We believe that Mr. Reynold’s significant industry and management experience make him well-qualified to serve as a director of the Company.
John H. Rexford
Age: 64
Director Since: July 2017
Class: Class B
Business Experience: Mr. Rexford is the Managing Director of Ramona Park Consulting LLC, which he founded in 2016. Mr. Rexford has over 36 years of finance experience that includes serving as Global M&A Head from 2010 to 2015 at the Xerox Corporation and serving in various positions at Affiliated Computer Services, Inc. (which was acquired by the Xerox Corporation), including Chief Financial Officer from 2006 to 2007, Executive Vice President from 2001 to 2009 and Senior Vice President of Mergers and Acquisitions from 1996 to 2001. Mr. Rexford holds a B.S. and a M.B.A. from Southern Methodist University. We believe that Mr. Rexford’s prior experiences give him an understanding of the business models, structures and attributes of Exela, as well as the risks and operating environment of Exela, which make him well-qualified to serve as a director of Exela.
Marc A. Beilinson
Age: 63
Director Since: April 2020
Class: Class B
Business Experience: Marc Beilinson has served as a director of Athene Annuity, a global annuity company, since 2013. Since August 2011, Mr. Beilinson has been the Managing Director of Beilinson Advisory Group, a financial restructuring and hospitality advisory group that specializes in assisting distressed companies. Most recently, Mr. Beilinson served as Chief Restructuring Officer of Newbury Common Associates LLC (and certain affiliates) from December 2016 to June 2017. Mr. Beilinson previously served as Chief Restructuring Officer of Fisker Automotive from November 2013 to August 2014 and as Chief Restructuring Officer and Chief Executive Officer of Eagle Hospitality Properties Trust, Inc. from August 2011 to December 2014 and Innkeepers USA Trust from November 2008 to March 2012. Mr. Beilinson oversaw the Chapter 11 reorganization of Innkeepers USA, Fisker Automotive and Newbury Common Associates in his interim management roles as the Chief Restructuring Officer of those companies. Mr. Beilinson currently serves on the boards of directors of MFG Assurance Company Limited, Dura Automotive Systems, Sigue Corporation, Acosta, Inc., Kingfisher Midstream LLC and KB US, Inc., as well as the audit committee of MFG Assurance Company Limited. Mr. Beilinson has previously served on the boards of directors and audit committees of a number of public and privately held companies, including Westinghouse Electric, Caesars Acquisition Company, Wyndham International, Inc., Apollo Commercial Real Estate Finance, Inc., Innkeepers USA Trust, Gastar Inc., American Tire, UCI Holdings, Haggen, Agrokor and Monitronics. Mr. Beilinson graduated from UCLA, magna cum laude. We believe Mr. Beilinson’s extensive experience resulting from over thirty years of service to the boards of both public and private companies, and his deep knowledge of legal and compliance issues, including the Sarbanes-Oxley Act of 2002, makes him well-qualified to serve as a director of Exela.
Class C Directors — Term Expiring in 2023
Par S. Chadha
Age: 66
Director Since: July 2017
Class: Class C
Business Experience: Mr. Chadha is the founder, Chief Executive Officer and Chief Investment Officer of HGM, a family office, formed in 2001, and was the principal stockholder of SourceHOV immediately prior to the July 12, 2017 closing of the Novitex Business Combination. Mr. Chadha also served as Chairman of SourceHOV from 2011 until the closing of the Novitex Business Combination and as Chairman of our Board of Directors from the closing of the Novitex Business Combination until March 27, 2020 when he became our Executive Chairman. On March 17, 2021, Mr. Chadha stepped down as Executive Chairman of Exela and returned to being Chairman. On September 14, 2021, Mr. Chadha was appointed as Executive Chairman. Mr. Chadha brings over 40 years of experience in building businesses in the Americas, Europe and Asia, including execution of mergers and acquisitions, integration of businesses and public offerings. Mr. Chadha is a co-founder of Rule 14, LLC and has founded or co-founded other technology companies in the fields of metro optical networks, systems-on-silicon and communications. Through HGM, Mr. Chadha previously participated in director and executive roles in joint ventures with major financial and investment institutions, including Apollo Global Management (“Apollo”), as well as other portfolio companies of HGM, and currently holds and manages investments in evolving financial technology, health technology and communications industries. Since 2005, Mr. Chadha has served as a Director of HOV Services Limited, a company listed on the National Stock Exchange of India, acting as its Chairman from 2009 to 2011. Mr. Chadha is the husband of Sharon Chadha, a director and director nominee. Mr. Chadha holds a B.S. degree in Electrical Engineering from the Punjab Engineering College, India, and completed graduate-level coursework in computer science at the Illinois Institute of Technology. We believe Mr. Chadha’s significant experience with our business and in the public information technology and business services industry and his experience with mergers and integration of businesses make him well qualified to serve as a director of Exela.
Martin P. Akins
Age: 55
Director Since: July 2019
Class: Class C
Business Experience: Mr. Akins most recently worked at publicly traded Express Scripts Holding Company, a Fortune 25 company and the largest independent pharmacy benefit management company in the United States. In December of 2018, the Company merged with Cigna. As Senior Vice President and General Counsel, at Express Scripts Holding Company he served as the chief legal advisor and was also a member of Express Scripts’ senior executive team where he advised the CEO and outlined strategy to the Board of Directors. He was at Express Scripts Holding Company from 2001 through 2019, serving in various legal capacities including Vice President, Deputy General Counsel and Associate General Counsel. Prior to his time at Express Scripts, Mr. Akins was with the Polsinelli law firm. Mr. Akins began his legal career with the firm Thompson Coburn LLP. He received his Juris Doctorate from the University of Illinois College of Law.We believe that Mr. Akins’ significant, strategic, legal, regulatory and governance experience, make him well-qualified to serve as a director of Exela.

William L. Transier
Age: 67
Director Since: April 2020
Class: Class C
Business Experience: Mr. Transier is Chief Executive Officer of Transier Advisors, LLC, an independent advisory firm providing services to companies facing stressed operational situations, turnaround, restructuring or in need of interim executive leadership. He was co-founder of Endeavour International Corporation, an international oil and gas exploration and production company. He served as non-executive Chairman of Endeavour’s Board of Directors from December2014 until November 2015. He served from September 2006 until December 2014 as Chairman, Chief Executive Officer and President of Endeavour and as its Chairman and Co-Chief Executive Officer from its formation in February 2004 through September 2006. Mr. Transier served as Executive Vice President and Chief Financial Officer of Ocean Energy, Inc. from March 1999 to April 2003 and prior to that, Mr. Transier served in various positions of increasing responsibility with Seagull Energy Corporation. Before his tenure with Seagull, Mr. Transier served in various roles including partner in the audit department and head of the Global Energy practice of KPMG LLP from June 1986 to April 1996. In October 2019, Mr. Transier was elected to the Board of Directors of Battalion Oil Corporation (which changed its name from Halcón Resources Corporation) and as Chairman of the Board and of its audit committee. In March 2019 Mr. Transier was elected to the Board of Directors of Teekay Offshore GP L.L.C. (the general partner of Teekay Offshore Partners L.P.) and as chairman of its audit committee. Teekay was taken private in January 2020 and changed its name to Altera Infrastructure L.P. Since October 2018 Mr. Transier has served as a member of the Board of Directors of Sears Holding Corporation including the Board’s Restructuring Committee and Restructuring Subcommittee. From August 2018 to February 2019, Mr. Transier served as a member of the Board of Directors of Gastar Exploration, Inc. From May 2016 to July 2017, Mr. Transier was a member of the Board of Directors of CHC Group Ltd. From August 2014 to July 2017, Mr. Transier was a member of the Board of Directors of Paragon Offshore plc. On April 27, 2021, Mr. Transier was honored as a 2021 Outstanding Director by the Dallas Business Journal. Mr. Transier graduated from the University of Texas with a B.B.A. in accounting, has an M.B.A. from Regis University and has a Master of Arts in Theological Studies from Dallas Baptist University. We believe that Mr. Transier’s extensive audit, accounting and financial reporting experience and extensive professional background provide valuable contributions to the Company’s board and make him well-qualified to serve as a director of Exela.
Additional Information Concerning the Board of Directors of the Company
During the 2020 calendar year, the Board of Directors held 28 meetings. No director attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors or of the committees of the Board of which he was a member. We attempt to schedule our Annual Meeting of stockholders at a time and date to accommodate attendance by our Board of Directors taking into account the directors’ schedules. All directors are encouraged to attend our Annual Meeting of stockholders. The date of our last Annual Meeting was December 29, 2020. All but one of our then-appointed directors were present telephonically at our last annual meeting.
Director Independence
The Company’s Common Stock is listed on Nasdaq, and the Company is required to comply with the Nasdaq listing requirements regarding independent directors. Under Nasdaq’s Marketplace Rules, the definition of an “independent director” is a person other than an executive officer or employee of the company or any other individual having a relationship which, in the opinion of the issuer’s Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our Board of Directors has reviewed such information as the Board has deemed appropriate for purposes of determining whether any of the directors has a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, including the beneficial ownership by our directors of Common Stock (see “Ownership of Common Stock — Common Stock Ownership by Directors and Executive Officers”) and transactions between the Company, on the one hand, and our directors and their affiliates, on the other hand (see “Certain Relationships and Related Party Transactions”). Based on such review, the Board of Directors has determined that we have five

“independent directors” as defined in the Nasdaq listing standards and applicable SEC rules: Messrs. Akins, Beilinson, Clark, Rexford and Transier. Accordingly, independent directors constitute a majority of our Board. Non-management directors meet periodically in executive session without members of the Company’s management at the conclusion of regularly scheduled Board meetings. In addition, Messrs. Akins, Beilinson, Clark, Rexford and Transier qualify as independent directors for the purpose of serving on the audit committee of the Company under SEC rules.
Director Nomination Agreement
At the closing of the Novitex Business Combination, the Company entered into a Director Nomination Agreement (the “Director Nomination Agreement”) with each of Novitex Parent, L.P., an Apollo affiliate, and certain affiliates of HGM, including HOVS LLC and HandsOn Fund 4 I, LLC (each a “Nominating Stockholder”), which will remain in effect for so long as the applicable Nominating Stockholder (or its affiliates) continues to beneficially own at least 5% of the then outstanding shares of our Common Stock (without giving effect to the exercise of any outstanding warrants to purchase our Common Stock). As of March 11, 2020, Novitex Parent, L.P. no longer owned any stock, directly or indirectly, of the Company and is therefore no longer a Nominating Stockholder.
The Director Nomination Agreement requires that the individuals nominated for election as directors by our Board of Directors shall include a number of individuals selected by the Nominating Stockholder (to the extent such right is exercised) such that, upon the election of each such individual, and each other individual nominated by or at the direction of our Board of Directors or a duly-authorized committee of the Board, as a director of our Company, the individuals selected by the Nominating Stockholder (or Nominating Stockholder’s affiliate) shall be: for so long as the applicable Nominating Stockholder beneficially owns at least 35% of the then outstanding shares of our Common Stock (without giving effect to the exercise of any outstanding warrants to purchase our Common Stock), three directors; for so long as the applicable Nominating Stockholder beneficially owns at least 15%, but less than 35%, of the then outstanding shares of Common Stock (without giving effect to the exercise of any outstanding warrants to purchase our Common Stock), two directors; and for so long as the applicable Nominating Stockholder (or Nominating Stockholder’s affiliate) beneficially owns at least 5%, but less than 15%, of the then outstanding shares of our Common Stock (without giving effect to the exercise of any outstanding warrants to purchase our Common Stock), one director. In the case of a vacancy on our Board of Directors created by the removal or resignation of an individual selected for nomination by a Nominating Stockholder (or Nominating Stockholder’s affiliate), the Director Nomination Agreement requires us to appoint another individual selected by the Nominating Stockholder. The Director Nomination Agreement also provides for observation rights for each Nominating Stockholder (or Nominating Stockholder’s Affiliate) to the extent that it has a right of nomination that it does not utilize. The Director nomination rights of HGM have not currently been exercised.
In addition, the Director Nomination Agreement provides that for so long as a Nominating Stockholder continues to beneficially own at least 15% of the then outstanding shares of our Common Stock (without giving effect to the exercise of any outstanding warrants to purchase our Common Stock), we cannot, without the consent of such Nominating Stockholder, engage in certain related-party transactions, adopt an equity incentive plan or amend the same to increase the number of securities that may be granted thereunder, issue certain equity securities, including with a fair market value of more than $100 million, amend our certificate of incorporation or bylaws in a manner that adversely affects such Nominating Stockholder’s rights under the applicable Director Nomination Agreement or has a disproportionate impact on the interests of such Nominating Stockholder, enter into certain new lines of business, or increase or decrease the size of the Board of Directors or change the classes in which the members of the Board of Directors serve. For additional information on ownership of the remaining Nominating Stockholder, see the information provided for “Various entities affiliated with HGM” in the section entitled “Ownership of Common Stock.”
Directors and Officers Liability Insurance
We have purchased insurance from various insurance companies against obligations we might incur as a result of our indemnification obligations of directors and officers for certain liabilities they might incur and insuring such directors and officers for additional liabilities against which they might not be indemnified by us. For the period from July 12, 2018 to July 12, 2019, we purchased a director and officer liability program and a separate fiduciary liability policy. Our cost for the annual insurance premiums for these policies was $757,970 in the aggregate. For the period from July 12, 2019 to July 12, 2020, we purchased a director and officer liability program and a separate fiduciary liability policy. Our cost for the annual insurance premiums for these policies was $1,006,846 in the aggregate. For the period from July 12, 2020 to July 12, 2021, we extended our director and officer liability program and a separate fiduciary liability policy. For the period from July 12, 2021, we further extended our director and officer liability program and a separate fiduciary liability policy. Our cost for the annual insurance premiums for these policies was $2,892,910 in the aggregate.
Board Leadership Structure
Our Bylaws do not require that the positions of Chairman of the Board and Chief Executive Officer be held by the same person or by different individuals, and our Board does not have a formal policy with respect to the separation or combination of these offices. Currently, Mr. Chadha serves as the Executive Chairman of the Board and Mr. Cogburn serves as our Chief Executive Officer.
Board Role in Risk Oversight
The Company faces a number of risks, including market risks, credit risk, liquidity risk, reputational risk, operational risk and risks from adverse fluctuations in interest rates and inflation and/or deflation. Management is responsible for the day-to-day management of risks faced by the Company, while the Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board of Directors seeks to ensure that the risk management processes designed and implemented by management are adequate. The Board of Directors periodically consults with management regarding the Company’s risks. In addition, the Audit Committee periodically reviews with management and independent auditors the adequacy and effectiveness of the Company’s policies for assessing and managing risk.

DIRECTOR REMUNERATION
In February 2020, our Compensation Committee retained the services of an independent compensation consultant, Pearl Meyer, to develop alternatives to granting equity awards as part of our non-employee director compensation policy given the significant decline to the per share price of our Common Stock since our non-employee director compensation policy was first adopted. Based on information provided by Pearl Meyer, the Board approved changes to our director compensation policy to provide that there would be no further equity awards granted to our non-employee directors and all compensation payable under our non-employee director compensation policy would be delivered solely in cash. In addition, in light of the removal of any equity-based awards from our policy, the annual cash retainer payable for Board membership was increased from $75,000 to $207,000 and the annual cash retainer payable to our Audit Committee chair was increased from $30,000 to $52,500. Due to the changed policy regarding equity grants each of Messrs. Clark, Beilinson and Transier received a lump sum cash payment of $150,000 grossed up for taxes in lieu of the $150,000 initial equity grants previously delivered to our non-employee directors.
Non-Employee Director Compensation Policy – 2020
Annual Cash Retainer for Board Membership	$207,000
Annual Cash Retainer for Executive Chairman(1)	$675,000
Annual Cash Retainer for Audit Committee Member (other than the Chair)	$20,000
Annual Cash Retainer for Audit Committee Chair	$52,500
Annual Cash Retainer for Compensation Committee Member (other than the Chair)	$12,500
Annual Cash Retainer for Compensation Committee Chair	$20,000
Annual Cash Retainer for Nominating and Corporate Governance Committee (other than Chair)	$12,500
Annual Cash Retainer for Nominating and Corporate Governance Committee Chair	$20,000
Annual Cash Retainer for Strategic Transactions Committee Member(2)	$123,000

(1)
Board Retainer paid for Executive Chairman services in lieu of any other cash compensation.

(2)
Notwithstanding the foregoing, under the 2020 policy, the members of the Strategic Transactions Committee received a monthly fee of $10,250 in lieu of any other committee compensation that might otherwise be payable to them in respect of committee service under the non-employee director compensation policy.

In April 2020, the Board further determined that each non-employee member of the Board would be eligible to earn a payment of $5,000 for each day that the director is required to spend more than four (4) hours addressing matters on behalf of Exela outside of routine board matters.
Director Compensation Table
The following table sets forth information concerning director compensation for services performed during the year ended December 31, 2020.
Name	Fees earned or paid in cash ($)	Stock Awards ($)	Total ($)
Par S. Chadha	$675,000	—	$675,000
Martin P. Akins	$248,667	—	$248,667
Marc A. Beilinson	$468,589	—	$468,589
J. Coley Clark	$498,000	—	$498,000
Ronald Cogburn(1)	—	—	—
James G. Reynolds(1)	—	—	—
John H. Rexford	$263,000	—	$263,000
William L. Transier	$470,033	—	$470,033
Sharon Chadha	—	—	—

(1)
See Executive Compensation.

COMMITTEES OF THE BOARD OF DIRECTORS
The standing committees of the Board of Directors are the Audit Committee, the Compensation Committee, the Nominating Committee, and the Corporate Social Responsibility Committee. The charters of the Committees are available on the Investors — Corporate Governance section of our website at www.exelatech.com. These documents are also available upon written request to: Investor Relations, Exela Technologies, Inc., 2701 E. Grauwyler Road, Irving, Texas 75061. Information concerning these Committees is set out below.
Audit Committee
Current Members:	William L. Transier (Chairman), Marc A. Beilinson and J. Coley Clark
Number of Meetings in 2020:	8
The Board of Directors has determined that all of the members of the Audit Committee meet the independence and experience requirements of the Securities and Exchange Commission (“SEC”) and Nasdaq. Moreover, the Board has determined that Mr. Transier, qualifies as an “audit committee financial expert” as defined by the SEC.
The Audit Committee’s duties include, but are not limited to:
•
reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommend to the Board whether the audited financial statements should be included in our Form 10-K;

•
reviewing and discussing with management and the independent auditor the quarterly financial statements prior to the filing of our Form 10-Qs, including the results of the independent auditor’s review of the quarterly financial statements;

•
discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

•
discussing with management major risk assessment and risk management policies;

•
monitoring the independence of the independent auditor;

•
verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

•
reviewing and approving all related-party transactions;

•
inquiring and discussing with management our compliance with applicable laws and regulations;

•
pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

•
appointing or replacing the independent auditor;

•
determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

•
establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies; and

•
approving reimbursement of expenses incurred by our management team in identifying potential target businesses.

Compensation Committee
Current Members:	J. Coley Clark (Chairman), Martin P. Akins and John H. Rexford
Number of Meetings in 2020:	5

Our Compensation Committee has primary responsibility for overseeing our executive compensation program, including compensation of our named executive officers listed in the compensation tables that follow. Our Compensation Committee is composed of independent directors, as determined by Nasdaq listing standards. The Compensation Committee’s responsibilities are set forth in its charter.
In order to fulfill its responsibilities pertaining to executive and director compensation, the Compensation Committee’s duties include, but are not limited to:
•
reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

•
reviewing and approving the compensation of all of our other executive officers;

•
reviewing our executive compensation policies and plans;

•
implementing and administering our incentive compensation equity-based remuneration plans;

•
assisting management in complying with our proxy statement and annual report disclosure requirements;

•
approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our executive officers and employees;

•
if required, producing a report on executive compensation to be included in our annual proxy statement; and

•
reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

Compensation Committee Interlocks and Insider Participation
J. Coley Clark, Martin P. Akins and John H. Rexford served as members of the Compensation Committee during 2020. No member of the Compensation Committee is a present or former officer of, or employed by, the Company or its subsidiaries. None of our executive officers serves as a member of the board of directors or compensation committee of any other entity the executive officers of which entity serve on either the Company’s Board of Directors or Compensation Committee.
Nominating and Corporate Governance Committee
Current Members:	Martin P. Akins (Chairman), J. Coley Clark, James G. Reynolds
Number of Meetings in 2020:	3
The Nominating and Corporate Governance Committee (“Nominating Committee”) is responsible for overseeing the selection of persons to be nominated to serve on our Board of Directors. The Company has determined to allow Mr. Reynolds to serve on the Nominating Committee under Listing Rule 5605(e)(3), which permits the appointment of one non-independent member who is not presently an executive officer or employee or a family member of an executive officer to the nominations committee for up to two years under exceptional and limited circumstances. Although Mr. Reynolds is not independent under the Nasdaq rules due to his former service as the Company’s chief financial officer the Board of Directors determined that Mr. Reynolds’ membership on the Nominating and Corporate Governance Committee, in this limited circumstance, was warranted and in the best interests of the Company and its stockholders, because he would be able to provide substantial insight and guidance on potential director nominees and specific insight applicable to the situation of the Company given his experience in the industry and as the Company’s former chief financial officer. Mr. Reynolds was appointed to the Committee on September 23, 2021, and thus is eligible to serve on the Nominating Committee under this exception through September 22, 2023.
The Nominating Committee considers persons identified by its members, management, stockholders, investment bankers and others.
Guidelines for selecting director nominees
The guidelines for selecting nominees generally provide that the persons to be nominated:

•
should have demonstrated notable or significant achievements in business, education or public service;

•
should possess the requisite intelligence, education and experience to make a significant contribution to the Board of Directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

•
should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the stockholders.

The Nominating Committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the Board of Directors. The Nominating Committee may require certain skills or attributes, such as financial or accounting experience, to meet specific Board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of directors. The Nominating Committee does not distinguish among nominees recommended by stockholders and other persons. The Company is also subject to the terms of a Director Nomination Agreement. See the section entitled “Proposal No. 1 — Election of Directors — Director Nomination Agreement.”
A stockholder who has held at least one percent of the fully diluted capitalization of the Company continuously for at least 12 months that wants to recommend a candidate for election to the Board should direct the recommendation in writing by letter to the Company, attention: Corporate Secretary, 2701 E. Grauwyler Rd., Irving, Texas 75061. The recommendation must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between the candidate and the Company and evidence of the recommending stockholder’s ownership of Company stock. Such recommendations must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for Board membership, including issues of character, integrity, judgment, diversity of experience, independence, area of expertise, corporate experience, length of service, potential conflicts of interest, other commitments and the like and personal references.
Strategic Transactions Committee
Current Members:	Marc A. Beilinson and William L. Transier
Number of Meetings in 2020:	Several times monthly, as needed
The Strategic Transactions Committee was formed on May 14, 2020 to review, assess, evaluate, examine, investigate, analyze, explore, respond to and negotiate the terms and conditions of and, if appropriate, vote for recommendation to the Board, any potential acquisition, disposition, merger, joint venture, spin-off, financing, re-financing, recapitalization, reorganization, strategic transaction or other similar transaction involving the Company and/or any of its subsidiaries, in each case involving an amount in excess of $25 million.
The Strategic Transactions Committee consists of two independent directors, each of whom are appointed by the Board.
Corporate Social Responsibility Committee
Current Members:	Sharon Chadha
Number of Meetings in 2020:	N/A
The Corporate Social Responsibility Committee was formed on October 11, 2021 to assist the Board in fulfilling its oversight responsibilities with regard to corporate social responsibility, including, but not limited to environmental, health and safety, corporate social responsibility, sustainability, philanthropy, reputation, diversity, equity and inclusion, community issues, political contributions and lobbying and other public policy matters relevant to the Company.

PROPOSAL 2 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Stockholders will act upon a proposal to ratify the selection of KPMG LLP (“KPMG”) as the independent registered public accounting firm of the Company. If the stockholders, by the affirmative vote of the holders of a majority of the voting power of the shares represented in person or by proxy at the Annual Meeting and entitled to vote on this proposal, do not ratify the selection of KPMG, the selection of the independent registered public accounting firm will be reconsidered by the Audit Committee.
Background
The Audit Committee has selected KPMG as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2021. KPMG has advised the Company that it has no direct or indirect financial interest in the Company or any of its subsidiaries and that it has had, during the last three years, no connection with the Company or any of its subsidiaries other than as our independent registered public accounting firm and certain other activities as described below.
Pursuant to its charter, the Audit Committee is directly responsible for the appointment, retention, compensation and oversight of the Company’s independent registered public accounting firm. In addition to assuring the regular rotation of the lead audit partner as required by law, the Audit Committee is involved in the evaluation and selection of the lead audit partner and considers whether there should be regular rotation of the independent registered public accounting firm.
The Audit Committee is also required to review and pre-approve all of the audit and non-audit services to be performed by the Company’s independent registered public accounting firm, including the firm’s engagement letter for the annual audit of the Company, the proposed fees in connection with such audit services, and any additional services that management chooses to hire the independent auditors to perform. Additionally, the Audit Committee can establish pre-approval policies and procedures with respect to the engagement of the Company’s independent accountants for non-audit services. In accordance with the Audit Committee Charter, all of the foregoing audit and non-audit fees paid to, and the related service provided by, KPMG were pre-approved by the Audit Committee.
The financial statements of the Company for the year ended December 31, 2020 and the report of the independent registered public accounting firm will be presented at the Annual Meeting. KPMG will have a representative present at the meeting who will have an opportunity to make a statement if he or she so desires and to respond to appropriate questions from stockholders.
Services
KPMG and its affiliates provided services consisting of the audit of the annual consolidated financial statements of the Company, review of the quarterly financial statements of the Company, accounting consultations and consents and other services related to SEC filings by the Company and its subsidiaries and other pertinent matters and other permitted services to the Company.
Audit Fees
The aggregate fees billed or expected to be billed by KPMG for professional services rendered for the audit of the Company’s annual consolidated financial statements for the fiscal years ended 2019 and 2020, for the reviews of the condensed consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q for the 2019 and 2020 fiscal years and for accounting research and consultation related to the audits and reviews for the internal controls over financial reporting for the fiscal year ended 2019 totaled approximately $8.6 million for 2019 and $4.5 million for 2020. These fees were pre-approved by the Audit Committee.
Audit-Related Fees
The aggregate fees billed by KPMG for audit-related services for the fiscal years ended 2019 and 2020 were $0.8 million and $1.2 million, respectively. These fees related to research and consultation on various filings with the SEC and fees associated with the reimbursement of out of pocket expenses related to certain legal matters and were pre-approved by the Audit Committee.

Tax Fees
The aggregate fees billed by KPMG for tax services for the fiscal year ended 2019 was less than $0.1 million. These fees related to local tax compliance and consulting were pre-approved by the Audit Committee. There were no fees billed by KPMG for tax services for the fiscal year ended 2020.
All Other Fees
There were no fees billed by KPMG for services rendered to the Company other than the services described above under “Audit Fees,” “Audit-Related Fees” and “Tax Fees” for the fiscal year ended 2019. The aggregate fees billed by KPMG for services rendered to the Company other than the services described above under “Audit Fees,” “Audit-Related Fees” and “Tax Fees” for the fiscal year ended 2020 were less than $0.1 million which were related to the Company’s customer learning portal.
In its approval of these non-audit services, the Audit Committee has considered whether the provision of non-audit services is compatible with maintaining KPMG’s independence.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE THEIR SHARES FOR THE PROPOSAL TO RATIFY THE SELECTION OF KPMG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2021.
REPORT OF THE AUDIT COMMITTEE
The Audit Committee currently consists of three independent directors, each of whom has been determined by the Board to meet the heightened independence criteria applicable to Audit Committee members and to satisfy the financial literacy requirements of the Nasdaq Listing Rules and the applicable rules of the SEC. The Audit Committee is responsible, under its charter, for oversight of our independent registered public accounting firm, which reports directly to the Audit Committee. The Audit Committee has the authority to retain and terminate the independent registered public accounting firm, to review the scope and terms of the audit and to approve the fees to be charged. The Audit Committee monitors our system of internal control over financial reporting, and management’s certifications as to disclosure controls and procedures and internal controls for financial reporting. Our management and independent registered public accounting firm, not the Audit Committee, are responsible for the planning and conduct of the audit of our consolidated financial statements and determining that the consolidated financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of the Company in conformity with U.S. generally accepted accounting principles.
The Audit Committee has met and held discussions with management and our independent registered public accounting firm (with and without management) and has reviewed and discussed the audited consolidated financial statements and related internal control over financial reporting with management and our independent registered public accounting firm.
The Audit Committee has also discussed with our independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees.
Our independent registered public accounting firm also provided the Audit Committee with the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with our independent registered public accounting firm that firm’s independence.
Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 for filing with the SEC. The Audit Committee selected KPMG LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2021, which is being presented to stockholders at the Annual Meeting for ratification.
The Audit Committee
William L. Transier (Chairman)
Marc A. Beilinson
J. Coley Clark

PROPOSAL 3 — ADVISORY VOTE ON COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS
Under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, and Section 14A of the Securities Exchange Act of 1934, as amended, or the Exchange Act, at the Annual Meeting, our stockholders are entitled to vote, on an advisory (nonbinding) basis, on the compensation of our named executive officers as disclosed in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers as disclosed in the section of this Proxy Statement titled “Executive Compensation,” including the compensation tables and narrative discussion that follows the tables. After careful consideration, the Board determined that holding an annual advisory vote on compensation paid to our named executive officers is the most appropriate policy for the Company, and a majority of the votes cast at our 2018 Annual Meeting were voted in favor of holding the advisory vote on executive compensation every year. The advisory vote on executive compensation was last held at our 2020 Annual Meeting.
Our compensation program for our named executive officers is designed to (i) retain our named executive officers, who are critical to our long-term success and (ii) motivate and reward them for achieving our short-term business and long-term strategic goals. We believe that in 2020 our executive compensation program was successful in implementing these objectives.
Stockholders are urged to read the compensation tables and narrative discussion in this Proxy Statement. The Board believes that the compensation paid to our named executive officers is necessary, appropriate and properly aligned with our compensation philosophy and policies.
We are asking our stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement. Accordingly, we ask that our stockholders vote “FOR” the following resolution:
RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in the Proxy Statement pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion is hereby APPROVED.
Although the vote is non-binding, the Board and the Compensation Committee will consider the voting results, along with other relevant factors, in connection with their ongoing evaluation of the Company’s compensation programs.
Stockholder approval of this Proposal 3 will require the affirmative vote of the holders of a majority of the voting power of our outstanding Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on Proposal 3. Abstentions will have the effect of votes against the proposal. “Broker non-votes,” if any, will not have any effect on the adoption of the proposal.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE THEIR SHARES, ON A NON-BINDING, ADVISORY BASIS, FOR THE PROPOSAL TO APPROVE THE COMPANY’S COMPENSATION OF ITS NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THIS PROXY STATEMENT.

PROPOSAL 4 — AMENDMENT AND RESTATEMENT OF
THE EXELA TECHNOLOGIES, INC. 2018 STOCK INCENTIVE PLAN
Overview of the Proposal
Our 2018 Stock Incentive Plan (the “2018 Plan”), was originally adopted by our Board on December 19, 2017, and became effective January 17, 2018, following approval by our stockholders. Our Board has determined it to be in the best interests of the Company and our stockholders to adopt an amendment and restatement of the 2018 Plan. Therefore, on November 4, 2021, our Board approved an amendment and restatement of the 2018 Plan, which we refer to as the Amended and Restated 2018 Plan, subject to approval by our stockholders. The 2018 Plan has been an important factor in attracting, retaining, motivating, and rewarding certain employees, officers, directors and consultants by closely aligning the interests of such individuals with those of our stockholders. We are asking our stockholders to approve the amendment and restatement of our 2018 Plan at the annual meeting, that would:
•
Increase the number of shares of Common Stock reserved for issuance from an original 2,774,589 shares (nearly all of which has been issued or underlies a committed grant) to 17,848,076, subject to adjustment as provided in the plan and an equivalent increase to the number of shares of Common Stock available for grant pursuant to incentive stock options; provided, that, of such increase, 8,500,000 will only be available for purposes of the one-time special equity grant made to our Executive Chairman, Par Chadha (the “Executive Chairman Grant”);

•
Extend the expiration date of the plan to December 15, 2031; and

•
Remove certain performance and cash based awards previously available for grant under the 2018 Plan that were designed for compliance with the exception from deduction limit for performance based compensation under Section 162(m) of the Code, which was repealed by the Tax Cuts and Jobs Act, signed into law in December 2017.

We believe that increasing the share reserve under the 2018 Plan and extending the expiration date to facilitate continued use of the 2018 Plan will allow us to further the purpose of the plan and to continue to make stock-based awards to eligible participants deemed critical for attracting, motivating, rewarding and retaining a talented team who will contribute to our successes. Stockholder approval of the Amended and Restated 2018 Plan will also provide the compensation committee with flexibility to grant incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), assuming applicable regulatory requirements have been satisfied.
Overhang is a commonly used measure to assess the dilutive impact of equity programs such as the Amended and Restated 2018 Plan. Overhang shows how much existing shareholder ownership would be diluted if all outstanding equity-based awards plus all remaining shares available for equity-based awards were introduced into the market. Overhang is equal to the number of equity-award shares currently outstanding plus the number of equity-award shares available to be granted, divided by the total diluted shares of common stock outstanding at the end of the year. The 15,708,338 additional shares being added in the Amended and Restated 2018 Plan would bring our aggregate overhang to approximately 9.7% (based on 184,829,179 shares outstanding on November 5, 2021).
If the stockholders approve this proposal, the Amended and Restated 2018 Plan will become effective as of the date of stockholders’ approval. If stockholders do not approve this proposal, the amendment and restatement of the 2018 Plan described in this proposal will not take effect and our 2018 plan will continue to be administered in its current form. Further, if stockholders do not approve this proposal, our ability to attract, reward and retain valuable employees will be restricted, as we may not have a sufficient number of shares of Common Stock to make future equity grants.
Rationale for Approving the Amended and Restated 2018 Plan
We believe that approval of the Amended and Restated 2018 Plan is essential to our continued success. Under the Amended and Restated 2018 Plan, we will be authorized to issue up to 15,708,338 additional shares of Common Stock (for a total of 17,848,076 shares available for issuance under the Amended and Restated 2018 Plan inclusive of prior grants under the 2018 Plan outstanding); provided, that, of such increase,

8,500,000 will only be available for purposes of the one-time Executive Chairman Grant, and if the Executive Chairman Grant is not earned or is otherwise forfeited, the shares relating to such grant will no longer be available for issuance.
The 7,208,338 additional shares of Common Stock our Board has reserved for issuance under the Amended and Restated 2018 Plan for grants other than our Executive Chairman Grant represent approximately 4.2% of our outstanding shares of Common Stock and 3.5% of our fully diluted shares1 of Common Stock as of the Record Date, and the Executive Chairman Grant represents 4.9% of our outstanding shares of Common Stock and 4.1% of our fully diluted shares of Common Stock as of the Record Date.
Our Board believes that equity compensation of the type available for grant under the Amended and Restated 2018 Plan, a stock-based incentive plan, furthers our goal of creating long-term value for our stockholders by fostering an ownership culture that encourages a focus on long-term performance, retention, and stockholder value-creation, and exposes participants to economic diminishment if our share performance lags. In addition, if the Amended and Restated 2018 Plan is not approved, we will need to grant cash-based or other awards in order to remain competitive; these awards may not align the interests of our key employees and non-employee directors as closely with those of our shareholders as equity awards. In addition, the use of cash resources to deliver competitive pay would divert cash from use in running other aspects of our business and investing in future product development. In particular, our Board believes that compensation of the type available for grant under the Amended and Restated 2018 Plan furthers our goal of promoting long-term value for our shareholders by fostering an ownership culture that encourages a focus on long-term performance and retention, and exposes participants to economic diminishment if our share performance declines. In addition, if the Amended and Restated 2018 Plan is not approved, we would be at a significant disadvantage relative to our competitors for attracting, motivating, rewarding and retaining the high caliber individuals critical to our growth and profitability as we would not be able to offer equity, with its upside potential.
In addition, in 2021, our Board determined that Mr. Chadha’s efforts were critical to realizing Exela’s potential value. In an effort to further align Mr. Chadha’s interests with that of our shareholders, the independent members of our Board unanimously approved an Executive Chairman agreement with Mr. Chadha, which contemplated, amongst other things, the Executive Chairman Grant of 8,500,000 “performance units”, which are notional units representing the right to receive one share of Common Stock of the Company (or the cash value of one share of Common Stock) which may be earned upon the achievement of the performance metrics described below under the heading “Key Features of the Amended and Restated 2019 Plan and Executive Chairman Grant”. If the Executive Chairman Grant is not earned, the shares subject to such award will not be available again under the Amended and Restated 2018 Plan.
Alignment of the Amended and Restated 2018 Plan with the Interests of the Company and Stockholders
Our Board believes that using long-term incentive compensation, including equity compensation, to retain and motivate our key employees is critical to the achievement of our long-term goals and it considered the following factors, among other things, when adopting the Amended and Restated 2018 Plan:
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our belief that the Amended and Restated 2018 Plan will continue to serve a critical role in attracting, retaining and motivating high caliber employees, officers, directors and other service providers essential to our success and in motivating these individuals to enhance our growth and profitability;

1As used in the Proxy Statement, fully diluted means 207,192,360 shares of Common Stock based on the 172,495,166 shares of Common Stock outstanding on the Record Date, plus the 1,283,966 number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock, plus 17,848,076 shares available for issuance under the Amended and Restated 2018 Plan (assuming the approval sought hereby and including grants already made under the 2018 Plan), plus 15,565,152 shares of Common Stock issuable upon exercise of outstanding warrants. Note, (x) the Company may issue additional equity shares pursuant to filed shelf-registration statements, which may result in a greater number of shares outstanding, (y) the number of shares issuable upon conversion of the Series A Preferred Stock increases daily, and (z) exercise of the warrants is dependent on a number of factors, and warrants to purchase 5.8 million shares expire in July 2022.

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our belief that share ownership by employees, consultants and non-employee directors provides performance incentives and fosters long-term commitment to our benefit and to the benefit of our stockholders; and

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our belief that equity compensation, by its very nature, is performance-based compensation, and that the Amended and Restated 2018 Plan reflects our pay-for-performance philosophy and motivates our employees, consultants and non-employee directors to enhance our growth and profitability.

Key Features of the Amended and Restated 2018 Plan
The Amended and Restated 2018 Plan and our related governance practices and policies include many features that are designed to protect stockholder interests. A summary of these features follows, and a more detailed description of the features is included under the heading “Summary of the Amended and Restated 2018 Plan” below. The summaries in this proposal do not provide a complete description of all the provisions of the Amended and Restated 2018 Plan and are qualified in their entirety by reference to the full text of the Amended and Restated 2018 Plan, which is attached to this proxy statement as Annex A.
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Fixed Reserve of Shares.   The number of shares of Common Stock available for grant under the Amended and Restated 2018 Plan is fixed and will not automatically increase because of an “evergreen” feature — meaning, stockholder approval is required to increase the share reserve under the Amended and Restated 2018 Plan, allowing our stockholders to have direct input on our equity compensation program.

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No Repricing.   The Amended and Restated 2018 Plan prohibits the repricing of awards without stockholder approval.

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No Discounted Stock Options or Stock Appreciation Rights.   Except with respect to substitute awards granted in connection with a corporate transaction, all stock options and stock appreciation rights must have an exercise price or base price equal to or greater than the fair market value of the underlying shares of Common Stock on the date of grant.

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Limitation on Term of Stock Options and Stock Appreciation Rights.   The maximum term of a stock option or stock appreciation right under the Amended and Restated 2018 Plan is 10 years.

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No Dividends or Dividend Equivalents on Unearned Awards.   Generally, any cash dividends and share dividends paid on shares of restricted stock will be withheld by the Company and will be subject to vesting and forfeiture to the same degree as the shares of restricted stock to which such dividends relate.

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Cancellation and Rescission of Awards.   Unexpired, unpaid or deferred awards granted under the Amended and Restated 2018 Plan may be cancelled, rescinded, suspended, withheld or otherwise limited or restricted if the participant engages in certain “detrimental activities”.

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Clawback.   Awards granted under the Amended and Restated 2018 Plan will be subject to the Company’s clawback and/or recoupment policies in effect from time to time or as otherwise required by applicable law.

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No Automatic Grants.   The Amended and Restated 2018 Plan does not provide for automatic grants to any participant.

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Independent Compensation Committee.   The Amended and Restated 2018 Plan will be administered by a committee of our Board or a subcommittee thereof, comprised entirely of independent directors.

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No Tax Gross-Ups.   The Amended and Restated 2018 Plan does not provide for any tax gross-ups.

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Minimum Vesting Period.   Other than with respect to the Executive Chairman Grant or annual awards to our Directors, awards under the Amended and Restated 2018 Plan generally must vest over a period of not less than one year from the date of grant, subject to certain exceptions as set forth in the Amended and Restated 2018 Plan.

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Double-Trigger Vesting.   Pursuant to the Amended and Restated 2018 Plan, except as provided in any agreement between the participant and the Company, the vesting of awards that are assumed or substituted in connection with a change in control only accelerates as a result of the change in control if a participant experiences a qualifying termination within two years following the change in control.
Executive Chairman Grant
During 2021, the Board, following months of discussions amongst its members and the Company’s management team and considering the unique and significant contributions to the Company made by Mr. Chadha, determined that it was in the best interest of the Company and the shareholders of the Company to engage Mr. Chadha on a full-time basis as Executive Chairman. In connection with such engagement, the Board and the compensation committee retained the services of an independent compensation consultant, Pearl Meyer, to develop a proposed compensation package for Mr. Chadha in his role as Executive Chairman that would strengthen Mr. Chadha’s alignment with shareholders and demonstrates that he is highly motivated to improve shareholder return. As disclosed in our Form 8-K filing on September 16, 2021, effective September 14, 2021, the Board appointed Mr. Chadha as Executive Chairman of the Company, and entered into an Executive Chairman agreement with him in connection with such appointment, which sets forth the compensation he will be eligible to earn as of and following such date.
In connection with Mr. Chadha’s appointment, he was granted the Executive Chairman Grant, comprised of 8,500,000 performance units, which, when earned, will be settled in cash unless the reserve available under the Amended and Restated 2018 Plan is increased by a number of shares sufficient to cover such grant, in which case, the Board may elect to settle in either cash or shares. The Executive Chairman Grant is intended to be an extraordinary grant that may be earned upon achievement of significant and sustained stock price performance. As a result, to the extent that Mr. Chadha does earn the performance units, we believe that the impact of any resulting dilution to our stockholders would be more than offset by the significant improvements to our stock price and results of operations.
Specifically, Mr. Chadha’s Executive Chairman agreement provides that he will vest in one-half of the Executive Chairman Grant (the “Tranche 1 PSUs”), if at any time following the appointment date and prior to June 30, 2024, the volume weighted average of the reported closing prices of our Common Stock is $10 per share of Common Stock or greater on (x) sixty (60) consecutive trading days or (y) ninety (90) non-consecutive trading days in any period of one hundred and eighty (180) days. In addition, Mr. Chadha will vest in the remaining one-half of the performance units (the “Tranche 2 PSUs”) if at any time following the appointment date and prior to June 30, 2025, the volume weighted average of the reported closing prices of the Common Stock is $20 per share of Common Stock or greater on (x) sixty (60) consecutive trading days or (y) ninety (90) non-consecutive trading days in any period of one hundred and eighty (180) days. Mr. Chadha will remain eligible to earn his performance units so long as he remains employed with the Company as Executive Chairman through December 31, 2023 and following such date he remains engaged with the Company in any capacity, including as a non-employee director. Any Tranche 1 Performance Units and Tranche 2 Performance Units that are not earned by June 30, 2024 and June 30, 2025, respectively, will be forfeited for no consideration and will no longer be eligible to vest.
Mr. Chadha’s performance units will remain eligible to vest based on the stock price criteria above if his employment is terminated by the Company without “cause” prior to December 31, 2023, or his employment is terminated due to death or disability, in which case the requirement of continued service will be deemed met. In addition, if a “change in control” occurs prior to the applicable expiration date, if the performance units are assumed by the acquiror, the units will remain outstanding and eligible to vest based solely on Mr. Chadha’s continued service to the Company. If in connection with such change in control the performance units are not assumed by an acquiror, a number of performance units will vest based on the per share price paid in the transaction, with 0% vesting if the per share price is equal to or less than $2.00 per share, and 100% of the Tranche 1 PSUs vesting if the per share price is equal to or greater than $10 and 100% of the Tranche 2 PSUs vesting if the per share price is equal to or greater than $20, and a number of Tranche 1 PSUs and Tranche 2 PSUs vesting determined based on a straight line interpolation if the share price is between $2.00 and $10.00 or $20.00, respectively. In addition, if there is a change in control that is principally negotiated and approved by, and recommended to the Company’s shareholders by, a special committee of independent directors which committee does not include Mr. Chadha, and neither Mr. Chadha or any of its affiliates is directly or indirectly an equity holder of the acquiring company, and the Tranche

1 PSUs are not assumed by an acquiror in connection with such transaction, all of his then unvested Tranche 1 PSUs will vest, and the Tranche 2 PSUs would be eligible for the pro rata vesting described above.
Summary of the Amended and Restated 2018 Plan
The following is a summary of certain material features of the Amended and Restated 2018 Plan. The following summary is not a complete description of all provisions of the Amended and Restated 2018 Plan and is qualified in its entirety by reference to the Amended and Restated 2018 Plan, the final version of which is attached to this proxy statement as Annex A.
Purpose.   The purpose of the Amended and Restated 2018 Plan is to give us the ability to attract, retain, motivate and reward certain officers, employees, directors and consultants and to provide a means whereby officers, employees, directors and/or consultants can acquire and maintain ownership of our Common Stock or be paid incentive compensation measured by reference to the value of our Common Stock, thereby strengthening their commitment to our welfare and that of our affiliates and promoting an identity of interest between our stockholders and these persons and encouraging such eligible persons to expend maximum effort in the creation of stockholder value.
Plan Administration.   The Amended and Restated 2018 Plan will be administered by our compensation committee. Our compensation committee will have the authority, among other things, to select participants, grant awards, determine types of awards and terms and conditions of awards for participants, prescribe rules and regulations for the administration of the plan and make all decisions and determinations as deemed necessary or advisable for the administration of the Amended and Restated 2018 Plan. Our compensation committee may delegate certain of its authority as it deems appropriate, pursuant to the terms of the Amended and Restated 2018 Plan and to the extent permitted by applicable law, to our officers or employees, although any award granted to any person who is not our employee or who is subject to Section 16 of the Exchange Act must be expressly approved by the compensation committee. Our compensation committee’s actions will be final, conclusive and binding.
Authorized Stock.   A total of 17,848,076 shares of Common Stock will be reserved and available for issuance under the Amended and Restated 2018 Plan and inclusive of the Executive Chairman Grant, subject to adjustment in accordance with the terms of the Amended and Restated 2018 Plan. The number of shares of Common Stock reserved and available for issuance under the Amended and Restated 2018 Plan is subject to adjustment, as described below. The maximum number of shares of Common Stock that may be issued in respect of incentive stock options will be 7,208,338. Common Stock issued under the Amended and Restated 2018 Plan may consist of authorized but unissued stock or previously issued Common Stock. Other than with respect to the shares reserved for the Executive Chairman Grant, Common Stock underlying awards that are settled in cash, expire or are canceled, forfeited, or otherwise terminated without delivery to a participant will again be available for issuance under the Amended and Restated 2018 Plan. Other than with respect to the shares reserved for the Executive Chairman Grant, Common Stock withheld or surrendered in connection with the payment of an exercise price of an award or to satisfy tax withholding will again become available for issuance under the Amended and Restated 2018 Plan. Shares reserved for the Executive Chairman Grant will not be available for issuance for any purpose other than the Executive Chairman Grant, and if any portion of the Executive Chairman Grant is not earned, any such unearned shares reserved for issuance will no longer be available for issuance under the Amended and Restated 2018 Plan.
Individual Limits.   Other than with respect to the Executive Chairman Grant, the maximum value of any awards granted to any non-employee director in any one calendar year, taken together with any cash fees paid to such non-employee director during such calendar year, may not exceed $750,000 (determined based on the grant date fair value of the award).
Types of Awards.   The types of awards that may be available under the Amended and Restated 2018 Plan are described below. All of the awards described below will be subject to the terms and conditions determined by our compensation committee in its sole discretion, subject to certain limitations provided in the Amended and Restated 2018 Plan. Each award granted under the Amended and Restated 2018 Plan will be evidenced by an award agreement, which will govern that award’s terms and conditions.

Minimum Vesting Period.   Except as provided below or with respect to the Executive Chairman Grant, no award granted under the Amended and Restated 2018 Plan may vest over a period that is less than one year from the date of grant. The foregoing minimum vesting period will not apply: (i) to awards granted in payment of or exchange for an equivalent amount of salary, bonus or other earned cash compensation; (ii) to a substitute award that does not reduce the vesting period of the award being replaced or assumed; (iii) to awards involving an aggregate number of common shares not in excess of 5% of the aggregate number of common shares that may be delivered in connection with awards under the Amended and Restated 2018 Plan (subject to adjustment as described below under “— Adjustments”); (iv) in connection with certain qualifying terminations that result in accelerated vesting of an Award in accordance with the terms of any grant or other similar agreement; or (v) to annual awards granted to non-employee directors that vest on the first regularly scheduled annual meeting of our stockholders following the applicable date of grant.
Non-qualified Stock Options.   A non-qualified stock option is an option that is not intended to meet the qualifications of an incentive stock option, as described below. An award of a non-qualified stock option grants a participant the right to purchase a certain number of shares of our Common Stock during a specified term in the future, or upon the achievement of performance or other conditions, at an exercise price set by our compensation committee on the grant date. The term of a non-qualified stock option will be set by our compensation committee but may not exceed 10 years from the grant date. The exercise price may be paid using any of the following payment methods: (i) immediately available funds in U.S. dollars or by certified or bank cashier’s check, (ii) by delivery of stock having a value equal to the exercise price, (iii) a broker assisted cashless exercise, or (iv) by any other means approved by our compensation committee. The Amended and Restated 2018 Plan provides that unless otherwise specifically determined by the compensation committee, vesting of non-qualified stock options will be suspended during the period of any approved leave of absence by a participant following which the participant has a right to reinstatement and will resume upon such participant’s return to employment. The Amended and Restated 2018 Plan also provides that participants terminated for “cause” (as such term is defined in the Amended and Restated 2018 Plan) will forfeit all of their non-qualified stock options, whether or not vested. Participants terminated for any other reason will forfeit their unvested non-qualified stock options, retain their vested non-qualified stock options, and will have one year (in the case of a termination by reason of death or disability) or 90 days (in all other cases) following their termination date to exercise their vested non-qualified stock options, unless such non-qualified stock option expires sooner. The Amended and Restated 2018 Plan authorizes our compensation committee to provide for different treatment of non-qualified stock options upon termination than that described above, as determined in its discretion.
Incentive Stock Options.   An incentive stock option is a stock option that meets the requirements of Section 422 of the Code. Incentive stock options may be granted only to our employees or employees of certain of our subsidiaries and must have an exercise price of no less than 100% of the fair market value (or 110% with respect to a 10% shareholder) of a share of Common Stock on the grant date and a term of no more than 10 years (or 5 years with respect to a 10% shareholder). The aggregate fair market value, determined at the time of grant, of our Common Stock subject to incentive stock options that are exercisable for the first time by a participant during any calendar year may not exceed $100,000. The Amended and Restated 2018 Plan provides that unless otherwise specifically determined by the compensation committee, vesting of incentive stock options will be suspended during the period of any approved leave of absence by a participant following which the participant has a right to reinstatement and will resume upon such participant’s return to employment. The Amended and Restated 2018 Plan also provides that participants terminated for “cause” will forfeit all of their incentive stock options, whether or not vested. Participants terminated for any other reason will forfeit their unvested incentive stock options, retain their vested incentive stock options, and will have one year (in the case of a termination by reason of death or disability) or 90 days (in all other cases) following their termination date to exercise their vested incentive stock options, unless such incentive stock option expires sooner. The Amended and Restated 2018 Plan authorizes our compensation committee to provide for different treatment of incentive stock options upon termination than that described above, as determined in its discretion.
Stock Appreciation Rights.   A stock appreciation right entitles the participant to receive an amount equal to the difference between the fair market value of our Common Stock on the exercise date and the base price of the stock appreciation right that is set by our compensation committee on the grant date, multiplied by the number of shares of Common Stock subject to the stock appreciation right. The term of a stock appreciation right will be set by our compensation committee but may not exceed 10 years from the grant date. Payment to a participant upon the exercise of a stock appreciation right may be either in cash, stock or property as specified in the award agreement or as determined by our compensation committee. The Amended and Restated 2018 Plan provides that unless otherwise specifically determined by the compensation committee, vesting of stock appreciation rights will be suspended during the period of any approved leave of absence by a participant following which the participant has a right to reinstatement and will resume upon such participant’s return to employment. The Amended and Restated 2018 Plan also provides that participants terminated for “cause” will forfeit all of their stock appreciation rights, whether or not vested. Participants terminated for any other reason will forfeit their unvested stock appreciation rights, retain their vested stock appreciation rights, and will have one year (in the case of a termination by reason of death or disability) or 90 days (in all other cases) following their termination date to exercise their vested stock appreciation rights, unless such appreciation right expires sooner. The Amended and Restated 2018 Plan authorizes our compensation committee to provide for different treatment of stock appreciation rights upon termination than that described above, as determined in its discretion.
Restricted Stock.   A restricted stock award is an award of restricted Common Stock that does not vest until a specified period of time has elapsed, and/or upon the achievement of performance or other conditions determined by our compensation committee, and which will be forfeited if the conditions to vesting are not met. During the period that any restrictions apply, transfer of the restricted Common Stock is generally prohibited. Unless otherwise specified in their award agreement, participants generally have all of the rights of a stockholder as to the restricted Common Stock, including the right to vote such Common Stock, provided, that any cash or stock dividends with respect to the restricted Common Stock will be withheld by us and will be subject to forfeiture to the same degree as the restricted Common Stock to which such dividends relate. The Amended and Restated 2018 Plan provides that unless otherwise specifically determined by the compensation committee, vesting of restricted stock awards will be suspended during the period of any approved leave of absence by a participant following which the participant has a right to reinstatement and will resume upon such participant’s return to employment. Except as otherwise provided by our compensation committee, in the event a participant is terminated for any reason, the vesting with respect to the participant’s restricted stock will cease, and as soon as practicable following the termination, we will repurchase all of such participant’s unvested restricted stock at a purchase price equal to the original purchase price paid for the restricted stock, or if the original purchase price is equal to $0, the unvested restricted stock will be forfeited by the participant to us for no consideration.
Restricted Stock Units.   A restricted stock unit is an unfunded and unsecured obligation to issue Common Stock (or an equivalent cash amount) to the participant in the future. Restricted stock units become payable on terms and conditions determined by our compensation committee and will vest and be settled at such times in cash, Common Stock, or other specified property, as determined by our compensation committee. Participants have no rights of a stockholder as to the restricted stock units, including no voting rights or rights to dividends, until the underlying Common Stock is issued or becomes payable to the participant. The Amended and Restated 2018 Plan provides that unless otherwise specifically determined by the compensation committee, vesting of restricted stock units will be suspended during the period of any approved leave of absence by a participant following which the participant has a right to reinstatement and will resume upon such participant’s return to employment. Except as otherwise provided by our compensation committee, in the event a participant is terminated for any reason, the vesting with respect to the participant’s restricted stock units will cease, each of the participant’s outstanding unvested restricted stock units will be forfeited for no consideration as of the date of such termination, and any stock remaining undelivered with respect to the participant’s vested restricted stock units will be delivered on the delivery date specified in the applicable award agreement.
Other Stock-Based Compensation.   Under the Amended and Restated 2018 Plan, our compensation committee may grant other types of equity-based awards subject to such terms and conditions that our compensation committee may determine. Such awards may include the grant of dividend equivalents, which generally entitle the participant to receive amounts equal to the dividends that are paid on the stock underlying the award.
Adjustments.   The aggregate number of shares of Common Stock reserved and available for issuance under the Amended and Restated 2018 Plan, the individual limitations, the number of shares of Common

Stock covered by each outstanding award, and the price per share of Common Stock underlying each outstanding award will be equitably and proportionally adjusted or substituted, as determined by our compensation committee in its sole discretion, as to the number, price or kind of stock or other consideration subject to such awards in connection with stock dividends, extraordinary cash dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, amalgamations, consolidations, combinations, exchanges, or other relevant changes in our capitalization affecting our Common Stock or our capital structure which occurs after the date of grant of any award, in connection with any extraordinary dividend declared and paid in respect of stock or in the event of any change in applicable law or circumstances that results in or could result in, as determined by the compensation committee in its sole discretion, any substantial dilution or enlargement of the rights intended to be granted to, or available for, participants in the Amended and Restated 2018 Plan.
Corporate Events.   In the event of a merger, amalgamation, or consolidation involving us in which we are not the surviving corporation or in which we are the surviving corporation but the holders of our Common Stock receive securities of another corporation or other property or cash, a “change in control” (as defined in the Amended and Restated 2018 Plan), or a reorganization, dissolution, or liquidation of us, our compensation committee may, in its discretion, provide for the assumption or substitution of outstanding awards, accelerate the vesting of outstanding awards, cash-out outstanding awards or replace outstanding awards with a cash incentive program that preserves the value of the awards so replaced. With respect to any award that is assumed or substituted in connection with a “change in control,” except as provided in any agreement between the participant and the Company, the vesting, payment, purchase or distribution of such award will not be accelerated by reason of the “change in control” for any participant unless the participant’s employment is involuntarily terminated as a result of the “change in control” during the two-year period commencing on the “change in control.”
Transferability.   Awards under the Amended and Restated 2018 Plan may not be sold, transferred, pledged, or assigned other than by will or by the applicable laws of descent and distribution, unless (for awards other than incentive stock options) otherwise provided in an award agreement or determined by our compensation committee.
Amendment.   Our Board or our compensation committee may amend the Amended and Restated 2018 Plan or outstanding awards at any time. Our stockholders must approve any amendment if their approval is required pursuant to applicable law or the applicable rules of each national securities exchange on which our Common Stock is traded. No amendment to the Amended and Restated 2018 Plan or outstanding awards which materially impairs the right of a participant is permitted unless the participant consents in writing.
Termination.   The Amended and Restated 2018 Plan will terminate on the ten year anniversary of the date on which the Amended and Restated 2018 Plan becomes effective, and incentive stock options may not be granted following the earlier of the tenth anniversary of (i) the date the Amended and Restated 2018 Plan was adopted by our Board and (ii) the date our stockholders first approved the Amended and Restated 2018 Plan by written consent. In addition, our Board or our compensation committee may suspend or terminate the Amended and Restated 2018 Plan at any time. Following any such suspension or termination, the Amended and Restated 2018 Plan will remain in effect to govern any then outstanding awards until such awards are forfeited, terminated or otherwise canceled or earned, exercised, settled or otherwise paid out, in accordance with their terms.
Cancellation and Rescission of Awards.   All unexpired, unpaid or deferred awards granted under the Amended and Restated 2018 Plan may be cancelled, rescinded, suspended, withheld or otherwise limited or restricted if a participant engages in detrimental activity. For purposes of the Amended and Restated 2018 Plan, “detrimental activity” means any of the following: (i) rendering services for any organization that presents a conflict of interest or engages directly or indirectly in any business that is competitive with the Company or any of its direct or indirect subsidiaries; (ii) disclosing “confidential information” to anyone outside the Company or any of its direct or indirect subsidiaries without prior written authorization from the participant’s employer; (iii) failing or refusing to disclose promptly and to assign to the participant’s employer all right, title and interest in any invention or idea, patentable or not, made or conceived by the participant during employment or failing or refusing to do anything reasonably necessary to enable the Company or any of its direct or indirect subsidiaries to secure a patent where appropriate; (iv) activity that results in the participant’s termination for “cause”; (v) violating any rules, policies, procedures or guidelines of the participant’s employer; (vi) attempting to, directly or indirectly, solicit any employee of the Company or any of its direct or indirect subsidiaries or any current or prospective customer, supplier or partner of the Company or any of its direct or indirect subsidiaries; (vii) the participant being convicted of, or entering a guilty plea with respect to, a crime, whether or not connected with the employer; or (viii) any other conduct or act determined to be injurious, detrimental or prejudicial to any interest of the Company or any of its direct or indirect subsidiaries. If a participant fails to comply with the “detrimental activity” provisions of the Amended and Restated 2018 Plan during employment and during the rescission period designated by the Board, then any exercise, payment or delivery may be rescinded within two years after such exercise, payment or delivery and the Company can set-off against the amount of any such gain any amount then-owed to the participant.
Clawback; Sub-Plans.   All awards under the Amended and Restated 2018 Plan will be subject to any incentive compensation clawback or recoupment policy currently in effect, or as may be adopted by our Board (or any committee or subcommittee thereof) and, in each case, as may be amended from time to time. In addition, our compensation committee may adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Amended and Restated 2018 Plan by individuals who are non-U.S. nationals or are primarily employed or providing services outside the U.S., and may modify the terms of any awards granted to such participants in a manner deemed by our compensation committee to be necessary or appropriate in order that such awards conform with the laws of the country or countries where such participants are located.
No-Repricing of Awards.   No awards under the Amended and Restated 2018 Plan may be repriced without stockholder approval. For purposes of the Amended and Restated 2018 Plan, “repricing” means any of the following (or any other action that has the same effect as any of the following): (i) changing the terms of the award to lower its exercise price or base price (other than on account of capital adjustments resulting from stock splits), (ii) any other action that is treated as a repricing under GAAP, and (iii) repurchasing for cash or canceling an award in exchange for another award at a time when its exercise price or base price is greater than the fair market value of the underlying stock.
Certain U.S. Federal Income Tax Consequences
The following is a brief discussion of certain U.S. federal income tax consequences for awards granted under the Amended and Restated 2018 Plan. The Amended and Restated 2018 Plan is not subject to the requirements of the Employee Retirement Income Security Act of 1974, as amended, and it is not, nor is it intended to be, qualified under Section 401(a) of the Code. This discussion is based on current law, is not intended to constitute tax advice, and does not address all aspects of U.S. federal income taxation that may be relevant to a particular participant in light of his or her personal circumstances and does not describe foreign, state, or local tax consequences, which may be substantially different. Holders of awards under the Amended and Restated 2018 Plan are encouraged to consult with their own tax advisors.
Non-Qualified Stock Options and Stock Appreciation Rights.   With respect to non-qualified stock options and stock appreciation rights, (i) no income is realized by a participant at the time the award is granted; (ii) generally, at exercise, ordinary income is realized by the participant in an amount equal to the difference between the exercise or base price paid for the shares and the fair market value of the shares on the date of exercise (or, in the case of a cash-settled stock appreciation right, the cash received), and the participant’s employer is generally entitled to a tax deduction in the same amount subject to applicable tax withholding requirements; and (iii) upon a subsequent sale of the stock received on exercise, appreciation (or depreciation) after the date of exercise is treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held, and no deduction will be allowed to such participant’s employer.
Incentive Stock Options.   No income is realized by a participant upon the grant or exercise of an incentive stock option, however, such participant will generally be required to include the excess of the fair market value of the shares at exercise over the exercise price in his or her alternative minimum taxable income. If shares are issued to a participant pursuant to the exercise of an incentive stock option, and if no disqualifying disposition of such shares is made by such participant within two years after the date of grant or within one year after the transfer of such shares to such participant, then (i) upon sale of such shares, any amount realized in excess of the exercise price will be taxed to such participant as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) no deduction will be allowed to the participant’s employer for federal income tax purposes.
If shares acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of either holding period described above, generally (i) the participant will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at exercise (or, if less, the amount realized on the disposition of such shares) over the exercise price paid for such shares and (ii) the participant’s employer will generally be entitled to deduct such amount for federal income tax purposes. Any further gain (or loss) realized by the participant will be taxed as short-term or long-term capital gain (or loss), as the case may be, and will not result in any deduction by the employer.
Subject to certain exceptions for disability or death, if an incentive stock option is exercised more than three months following termination of employment, the exercise of the stock option will generally be taxed as the exercise of a non-qualified stock option.
Other Stock-Based Awards.   The tax effects related to other stock-based awards under the Amended and Restated 2018 Plan are dependent upon the structure of the particular award.
Withholding.   At the time a participant is required to recognize ordinary compensation income resulting from an award, such income will be subject to federal (including, except as described below, Social Security and Medicare tax) and applicable state and local income tax and applicable tax withholding requirements. If such participant’s year-to-date compensation on the date of exercise exceeds the Social Security wage base limit for such year ($142,800 in 2021), such participant will not have to pay Social Security taxes on such amounts. The Company is required to report to the appropriate taxing authorities the ordinary income received by the participant, together with the amount of taxes withheld to the Internal Revenue Service and the appropriate state and local taxing authorities.
Tax Effect for the Company.   The Company generally will be entitled to a tax deduction in connection with an award under the Amended and Restated 2018 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, upon the exercise of a non-qualified stock option). The rules under Section 162(m) of the Code generally deny a publicly held corporation a deduction for federal income tax purposes for compensation in excess of $1 million per year paid per person to any person who serves as its chief executive officer and other “covered persons” as determined under Section 162(m) of the Code and applicable guidance.
Section 409A.   Certain awards under the Amended and Restated 2018 Plan may be subject to Section 409A of the Code, which regulates “nonqualified deferred compensation” (as defined in Section 409A of the Code). If an award under the Amended and Restated 2018 Plan (or any other Company plan) that is subject to Section 409A of the Code is not administered in compliance with Section 409A of the Code, then all compensation under the Amended and Restated 2018 Plan that is considered “nonqualified deferred compensation” (and awards under any other Company plan that are required pursuant to Section 409A of the Code to be aggregated with the award under the Amended and Restated 2018 Plan) will be taxable to the participant as ordinary income in the year of the violation, or if later, the year in which the compensation subject to the award is no longer subject to a substantial risk of forfeiture. In addition, the participant will be subject to an additional tax equal to 20% of the compensation that is required to be included in income as a result of the violation, plus interest from the date that the compensation subject to the award was required to be included in taxable income.
Certain Rules Applicable to “Insiders.”   As a result of the rules under Section 16(b) of the Exchange Act, depending upon the particular exemption from the provisions of Section 16(b) utilized, “insiders” (as defined in Section 16(b)) may not receive the same tax treatment as set forth above with respect to the grant and/or exercise or settlement of awards. Generally, insiders will not be subject to taxation until the expiration of any period during which they are subject to the liability provisions of Section 16(b) with respect to any particular award. Insiders should check with their own tax advisors to ascertain the appropriate tax treatment for any particular award.

New Plan Benefits
Except with respect to grants of restricted stock unit awards that may be granted to each non-employee director serving on our board of directors in 2021 and the Executive Chairman Grant, as shown in the table below the number of awards that our named executive officers, directors, other executive officers and other employees may receive under the Amended and Restated 2018 Plan will be determined in the discretion of our board of directors or compensation committee in the future, and neither our board of directors or our compensation committee has made any determination to make future grants to any persons under the Amended and Restated 2018 Plan as of the date of this proxy statement. Therefore, it is not possible to determine the benefits or the amounts that have been or will be received by eligible participants under the Amended and Restated 2018 Plan.
Name/Category of Individual	Dollar Value	Number of Units
Ronal C Cogburn, Chief Executive Officer	—	—
Shrikant Sortur, Chief Financial Officer	—	—
Suresh Yannamani President	—	—
James Reynolds Former Chief Financial Officer, Board Member	—	—
All current executive officers as a group(1)	—	8,500,000
All non-employee directors as a group(2)	—	—
All current employees (other than executive officers) as a group	—	—

(1)
Upon his appointment as Executive Chairman, Mr. Chadha received 8,500,000 “performance units”, which are notional units representing the right to receive one share of common stock of the Company (or the cash value of one share of common stock) which may be earned upon the achievement of the performance metrics described below. Until such time that the Company obtains the approval of the stockholders of the Company regarding an increase to the number of shares authorized for issuance under the Amended and Restated 2018 Plan, Mr. Chadha’s performance units will be settled in cash, and following such shareholder approval, at the election of the compensation committee of the Company, may be settled in cash or in shares of common stock of the Company. Mr. Chadha is also entitled to dividend equivalents in respect of any dividends paid, which will be subject to the same vesting and settlement terms as the performance units to which they relate. For additional information regarding the terms of the Executive Chairman Grant, please see “Key Features of the Amended and Restated 2019 Plan and Executive Chairman Grant” above.

(2)
Pursuant to our current non-employee director compensation policy, each non-employee director serving on our board in 2021 will be awarded a restricted stock unit award with a value of $110,000 ($140,000 for our Executive Chairman) on the first business day of 2022, subject to shareholder approval of the Amended and Restated 2018 Plan, and provided that the Company shall pay such award in cash in February 2022, if the Amended and Restated 2018 Plan is not approved, upon request of the non-employee director, or otherwise at the Company’s discretion.

Securities Authorized for Issuance Under Equity Compensation Plans as of December 31, 2020
The following table sets forth, as of December 31, 2020, information concerning equity compensation plans under which our securities are authorized for issuance. The table does not reflect grants, awards, exercises, terminations or expirations since that date, including the Reverse Stock Split.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in first column)
Equity compensation plans approved by security holders	1,662,155	11.89	794,855
Equity compensation plans not approved by security holders	—	—	—
Total	1,662,155	11.89	794,855

(1)
The Company currently maintains the 2018 Stock Incentive Plan, which was approved by our board of directors on December 19, 2017 and subsequently approved by a majority of our stockholders by written consent on December 20, 2017. The 2018 Stock Incentive Plan became effective on January 17, 2018 and there were originally 2,774,589 shares of our Common Stock reserved for issuance under our 2018 Stock Incentive Plan.

Vote Required
The approval of this proposal requires the affirmative vote of a majority of the votes cast in person or by proxy and entitled to vote thereon at the 2021 annual meeting, assuming that a quorum is present. Abstentions will have the effect of votes against the proposal. “Broker non-votes,” if any, will not have any effect on the adoption of the proposal.
Recommendation of the Board
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” APPROVAL OF THE AMENDED AND RESTATED 2018 STOCK INCENTIVE PLAN.

EXECUTIVE COMPENSATION
This section discusses the material components of the executive compensation program for Exela’s executive officers who are named in the “Summary Compensation Table” below. As a “smaller reporting company” as defined in Rule 12b-2 of the Exchange Act, Exela is not required to include a Compensation Discussion and Analysis and has elected to comply with the scaled disclosure requirements applicable to smaller reporting companies. Exela’s named executive officers for the fiscal year ended December 31, 2020 were as follows:
•
Ronald C. Cogburn, our Chief Executive Officer;

•
Shrikant Sortur, our Chief Financial Officer;

•
Suresh Yannamani, our President; and

•
James G. Reynolds, former Chief Financial Officer who resigned effective May 15, 2020.

Mr. Reynolds served as an executive officer during the year ended December 31, 2020, and his total compensation would have made Mr. Reynolds one of the three most highly compensated executives for the year ended December 31, 2020 had he remained employed through the close of the financial year.
Summary Compensation Table
The following table sets forth compensation information for our named executive officers for services performed for the Company and its subsidiaries for the fiscal years ended December 31, 2020 and December 31, 2019.
Name and principal position(1)	Year	Salary ($)	Bonus ($)(2)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Ronald C. Cogburn Chief Executive Officer	2020	411,750	325,000	—	—	—	736,750
	2019	325,000	—	—	98,181	845,407	1,268,588
Shrikant Sortur Chief Financial Officer	2020	380,077	660,000	—	—	—	1,040,077
Suresh Yannamani President	2020	395,500	325,000	—	—	—	720,500
	2019	325,000	—	—	98,181	535,524	958,705
James Reynolds Former Chief Financial Officer, Board Member	2020	131,250	325,000			$2,398,291(3)	$2,854,541

(1)
On May 15, 2020, the Company appointed Shrikant Sortur as its new Chief Financial Officer, to succeed James Reynolds, who stepped down as an executive, officer and employee of the Company and its subsidiaries, effective as of May 15, 2020. Mr. Reynolds has remained a nonemployee member of the Board. Neither of Messrs. Sortur nor Reynolds was a named executive officer in the prior year and, therefore, in accordance with SEC regulations, only compensation information for the fiscal year in which each executive became a named executive officer is included in the Summary Compensation Table.

(2)
During 2020, the Compensation Committee approved certain special bonuses to the named executive officers. These bonuses were special bonuses in lieu of 2019 year-end bonuses, which were not paid, and in recognition of the work expected of these officers during 2020. In addition, Mr. Sortur received a bonus for his work on the accounts receivable financing facility that closed during the first quarter of 2020.

(3)
Mr. Reynolds resigned as Chief Financial Officer effective May 15, 2020. Pursuant to a Transition Agreement dated as of such date the Company agreed to pay Mr. Reynolds $1,700,000 severance in three installments of $566,666.66 with the final such payment becoming due on May 15, 2021 and the Company also paid Mr. Reynolds $404,194 following his resignation in respect of a transaction he had a material role in arranging for the Company. The amount also includes $294,097 earned by Mr. Reynolds as board compensation as a non-employee director following his resignation.
Narrative to Summary Compensation Table
No Executive Employment Agreements
We have not entered into employment agreements with Messrs. Cogburn, Sortur or Yannamani. For a discussion of the severance pay and other benefits to be provided to our named executive officers in connection with a termination of employment and/or a change in control, please see “— Potential Payments Upon Termination or Change In Control” below.
Short-Term Incentives
The Company has adopted the Executive Officer Annual Bonus Plan. The plan first became effective November 6, 2019 and provides for potential awards of up to 100% of a participant’s base salary based on attainment of performance goals tied to Company performance and payable in the calendar year following the year in which performance is measured. With respect to our 2020 fiscal year, none of our named executive officers received such a performance-based bonus under the Annual Bonus Plan.
In February 2020, the Compensation Committee approved certain special bonuses to the named executive officers. Each of Messrs. Cogburn, Reynolds and Yannamani received bonuses of $325,000 while Mr. Sortur received a bonus of $300,000. These bonuses were granted in lieu of 2019 year-end bonuses, which were not payable under the Annual Bonus Plan, and in recognition of the work expected of these officers during 2020. In addition, Mr. Sortur received a $360,000 bonus for his work on the accounts receivable financing facility that closed during the first quarter of 2020.
Stock Plans, Health and Welfare Plans, and Retirement Plans
2018 Stock Incentive Plan
On December 19, 2017, our Board of Directors adopted the 2018 Plan, which was subsequently approved on December 20, 2017 by the written consent of the holders of a majority of the shares of our Common Stock, and became effective on January 17, 2018. The 2018 Plan is administered by the Compensation Committee of our Board of Directors. Under the 2018 Plan, the Company was originally authorized to grant an aggregate of 2,774,588 shares of our Common Stock to eligible participants in the form of stock options, restricted stock awards, restricted stock units, stock appreciation rights, performance awards and other awards that may be settled in or based on our Common Stock. Our Board determined not to grant any stock-based awards to our executive officers in 2020.
Health and Welfare Plans
Our named executive officers are eligible to participate in our employee benefits plans, including our medical, dental, vision, life, disability, health and dependent care flexible spending accounts and accidental death and dismemberment benefit plans, in each case on the same basis as all of our other employees.
Retirement Plan
We sponsor a retirement plan intended to qualify for favorable tax treatment under Section 401(a) of the Internal Revenue Code of 1986, as amended, or the Code, containing a cash or deferred feature that is intended to meet the requirements of Section 401(k) of the Code. Employees who meet the eligibility requirements may make pre-tax contributions to the plan from their eligible earnings up to the statutorily prescribed annual limit on pre-tax contributions under the Code. Participants who are 50 years of age or older may contribute additional amounts based on the statutory limits for catch-up contributions. All employee and employer contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participant’s directions. Pre-tax contributions by participants and contributions that we may make to the plan and the income earned on those contributions are generally not taxable to participants until withdrawn, and all contributions are generally deductible by us when made. Participant contributions are held in trust as required by law. No minimum benefit is provided under the plan. An employee is 100% vested in his or her pre-tax deferrals when contributed and any employer contributions vest ratably over four years. The plan provides for a discretionary employer matching contribution; however, we currently do not make any matching contributions to the plan and did not make any matching contributions with respect to the 2020 plan year.
Transition Agreement with Jim Reynolds
In connection with Mr. Reynolds’ resignation, the Company and Mr. Reynolds entered into a transition agreement, dated May 15, 2020, pursuant to which Mr. Reynolds agreed to provide consulting services as may be reasonably requested by the Company from time to time with respect to any matter as to which the Company determines such services may be helpful. In consideration for his consulting services, his agreement not to compete with or solicit employees or customers of the Company for at least one year following the effective date of his resignation, his non-disparagement agreement and a release of claims in favor of the Company and its subsidiaries, Mr. Reynolds was entitled to: (i) cash severance payments totaling $1,700,000, which was paid in three equal installments of $566,666.66 on each of May 18, 2020, August 15, 2020 and May 15, 2021 and (ii) reimbursement for the employer portion of the cost of COBRA continuation coverage for up to 18 months following Mr. Reynolds’ last date of employment. In addition, Mr. Reynolds was eligible to receive an additional cash payment equal to 3% of the enterprise value of a specified business of the Company if the Company entered into a definitive agreement for its sale within three months following the effective date of his resignation (subject to the closing of such transaction), which was ultimately equal to $404,194 and paid to him in August 2020. The transition agreement also provided that Mr. Reynolds will not be deemed to have experienced a termination of service with respect to (and will continue to vest in) his outstanding stock options until such time as he ceases to serve as a member of the Board and the expiration date of such options will be extended until the earlier to occur of (x) two years following his last date of service on the Board, and (y) the original expiration date of such options. As a continuing member of the Board, Mr. Reynolds receives compensation in accordance with the Company’s director compensation policy for non-employee directors. For a description of our non-employee director compensation policy, please see “— Director Remuneration” below.
Other Compensation Policies and Practices
Insider Trading Policy
Our Insider Trading Policy provides that employees, including our executive officers and the members of our Board of Directors, are prohibited from engaging in transactions in our securities if such employee possesses material, non-public information about the Company. In addition, certain persons covered by our Insider Trading Policy must advise our General Counsel before effectuating any transaction in our securities.
Stock Ownership Guidelines
On December 19, 2017, our Board of Directors adopted Stock Ownership Guidelines for our non-employee directors, Chief Executive Officer, Chief Financial Officer and our other executive officers who report directly to our Chief Executive Officer, which we refer to here as covered persons. Our Stock Ownership Guidelines provide that within five years after first becoming subject to the guidelines, each covered person should own shares of our Common Stock with a specified fair market value, which is three times the annual retainer fee in the case of non-employee directors, six times annual base salary in the case of our Chief Executive Officer, three times annual base salary in the case of our Chief Financial Officer and one and one-half times annual base salary in the case of all other covered persons. Covered persons must retain their equity until their required ownership amount is met; provided that each covered person is at all times permitted to sell a portion of the shares of our Common Stock underlying his or her equity-based awards to the extent necessary to satisfy any withholding taxes due in connection with such awards. Included in a covered person’s ownership amount for purposes of the Stock Ownership Guidelines are (i) one half of the fair market value of the shares of our Common Stock underlying vested stock options (to the extent the fair market value exceeds the applicable exercise price); and (ii) one half of the shares of our Common Stock subject to all vested and deferred restricted stock units. Shares of our Common Stock underlying unvested equity awards are not counted towards determining a covered person’s stock ownership.

Outstanding Equity Awards at Fiscal Year End
The following table contains information regarding outstanding equity awards of Exela held by our named executive officers as of December 31, 2020.
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Ronald Cogburn	14,800	22,200(1)	17.94	8/31/28
	—	37,000(2)	3.90	8/26/29
Shrikant Sortur	10,240	15,360(1)	17.94	8/31/28
	—	25,600(2)	3.90	8/26/29
Suresh Yannamani	14,800	22,200(1)	17.94	8/31/28
	—	37,000(2)	3.90	8/26/29
James G. Reynolds	14,800	22,200(1)	17.94	8/31/28
		37,000(2)	3.90	8/26/29

(1)
The stock options are subject to the following vesting schedule: forty percent of the options vested and became exercisable on August 31, 2020 and the remainder will vest and become exercisable on August 31, 2022, subject to continued employment with us through each such date.

(2)
The stock options are subject to the following vesting schedule: forty percent of the options vested and became exercisable on August 26, 2021, and the remainder will vest and become exercisable on August 31, 2023, subject to continued employment with us through each such date.

Potential Payments Upon Termination or Change in Control
The following summaries describe the potential payments and benefits that we would provide to our named executive officers in connection with a termination of employment and/or a change in control, assuming the applicable triggering event occurred on December 31, 2020.
For a description of the severance payments and benefits made available to Mr. Reynolds in connection with his termination of employment, please see “— Narrative to Summary Compensation Table — Transition Agreement with Jim Reynolds” above.
Severance Benefits
Although we have not entered into written agreements providing Messrs. Cogburn, Sortur or Yannamani severance benefits, upon a termination of Messrs. Cogburn’s, Sortur’s or Yannamani’s employment by us without cause, each of Messrs. Cogburn, Sortur and Yannamani would be eligible for severance benefits pursuant to our current severance policy equal to continued payment of his base salary for a period of three weeks for each year of service, up to a maximum of 16 weeks. Our severance policy may be amended or terminated at any time in our sole discretion.
Vesting and Settlement of Outstanding Equity Awards
Our named executive officers hold unvested stock options granted pursuant to our 2018 Plan. The 2018 Plan provides that in the event of a significant “corporate event,” as defined therein, each outstanding award will be treated as the administrator determines. In addition, unless otherwise provided in an award agreement, with respect to each outstanding equity award under the 2018 Plan that is assumed or substituted in connection with a change in control, the vesting, payment, purchase or distribution of such award may not be accelerated by reason of the change in control for any award holder unless the award holder experiences an involuntary termination as a result of the change in control. For these purposes, an award holder will be deemed to experience an involuntary termination as a result of a change in control if the award holder experiences a termination other than for cause, or otherwise experiences a termination under circumstances which entitle the award holder to mandatory severance payment(s) pursuant to applicable law.
EXECUTIVE OFFICERS
The following table sets forth the name, age, and position of each of our executive officers as of November 6, 2021:
Name	Age	Positions Held
Ronald C. Cogburn*	66	Chief Executive Officer
Shrikant Sortur	49	Chief Financial Officer
Suresh Yannamani	56	President
Mark D. Fairchild	62	President, Exela Smart Office
Srini Murali	48	President, Americas and APAC
Vitalie Robu	50	President, EMEA
Par Chadha**	66	Executive Chairman

*
Biographical information about Mr. Cogburn is provided above in the section entitled “Proposal No. 1 —  Election of Directors.”

**
Biographical information about Mr. Chadha is provided above in the section entitled “Proposal No. 1 —  Election of Directors.”

Shrikant Sortur is our Chief Financial Officer and served as Executive Vice President, Global Finance from the Novitex Business Combination in 2017 until May 15, 2020. Mr. Sortur served as Senior Vice President, Global Finance of SourceHOV from 2016 until the closing of the Novitex Business Combination. He was responsible for SourceHOV’s finance and accounting groups and led financial operations, activities, plans and budgets. Mr. Sortur’s career spans more than 19 years of varied experience in financial management, accounting, reporting, and lean operations. Mr. Sortur served in other management roles in predecessor companies to SourceHOV from 2002 until the closing of the Novitex Business Combination. Mr. Sortur also acted as Vice President of Finance of SourceHOV from June 2015 to May 2016. Mr. Sortur acted as Director of Financial Planning and Analysis, TPS from January 2014 to June 2015. Prior to this role, Mr. Sortur was the Director of Financial Planning and Analysis, North America Operations from January 2012 to December 2013. Mr. Sortur acted as Controller for HOV Global from January 2009 to December 2011. Mr. Sortur was a Senior Accounting Manager for HOV Services, LLC / Lason, Inc. from May 2004 to December 2008 and worked for the SourceHOV group as a Manager, Finance & Accounts for Lason India Ltd. from December 2002 to May 2014. From March 1999 to December 2002, Mr. Sortur served as General Manager, Finance at SRM Technologies, a business solutions and technology provider specializing in software design and development, systems integration, web services, enterprise mobilization, and embedded solutions development. From June 1997 to February 1999, Mr. Sortur served as Junior Manager, Finance and Accounting for Steel Authority of India, a large state-owned steel making company based in New Delhi, India. Mr. Sortur graduated from Osmania University with a bachelor’s degree in accounting and is a Certified Public Accountant (CPA), Chartered Accountant (CA), and Certified Management Accountant (CMA).
Suresh Yannamani is our President and served as President, Americas of SourceHOV from 2011 until the closing of the Novitex Business Combination, and has been a part of companies that were predecessors to SourceHOV from 1997 until the closing of the Novitex Business Combination. Mr. Yannamani oversees the sales and operations and plays a large part in scaling the transaction processing solutions practice and enterprise solution strategy for healthcare, financial services and commercial industries. Mr. Yannamani was also President of HOV Services, LLC from 2007 to 2011, serving customers in the healthcare, financial services, insurance and commercial industries. Mr. Yannamani was the Executive Vice President of BPO services for Lason from 1997 to 2007 prior to its acquisition by HOV Services, LLC. Mr. Yannamani also served in management roles at IBM from 1995 to 1997, managing the design, development, and implementation of financial management information systems for the public sector and worked for Coopers

& Lybrand as a consultant in public audits from 1992 to 1994. Mr. Yannamani has a bachelor’s degree in Chemistry from the University of London and holds an MBA from Eastern Michigan University.
Mark D. Fairchild is our President, Exela SmartOffice and served as President of Exela Enterprise Solutions from the Novitex Business Combination until January 2019 and prior to that served as President, Europe, of SourceHOV from the merger of BancTec and SourceHOV in 2014, having served in management roles at BancTec since 1985. With more than 30 years of executive experience in the financial services industry, Mr. Fairchild specializes in global account management, transaction processing services, software solutions and hardware technology products. In 2005, Mr. Fairchild was appointed Chief Technology Officer of BancTec and was responsible for the company’s software and hardware products, manufacturing and internal IT services until 2014. Prior to this role, Mr. Fairchild acted as Vice President for International Operations of BancTec from 2001 to 2005 and VP of European Operations from 1998 to 2001. In his role as International Systems Director from 1991 to 1998, Mr. Fairchild led the European software teams, implementing payment platforms throughout the region. As Director of Engineering of BancTec from 1989 to 1991, Mr. Fairchild led the research and development team that introduced a new high-speed digital image processing system that formed the base of BancTec’s ImageFIRST product portfolio. Mr. Fairchild joined BancTec as a Project Manager, a position he held from 1985 to 1986. He began his career as a software developer at British Aerospace, where he worked from 1981 to 1985. Mr. Fairchild graduated with honors from Manchester University with a bachelor’s degree in aeronautical engineering and holds an MBA from London Business School.
Srini Murali is our President, Americas and APAC and served as Chief Operating Officer Americas and APAC from the Novitex Business Combination until January 2019. He is responsible for all sales, operations and business strategy functions across the Americas and Asia Pacific. Prior to the Novitex Business Combination, Mr. Murali served as Senior Vice President, Operations for the Americas and APAC regions for SourceHOV, creating global operating strategies, developing client relationships, and overseeing compliance. Mr. Murali has been a part of predecessor companies to SourceHOV since 1993. During his tenure, Mr. Murali has held analysis, product development, IT, and operational roles. In 2010, Mr. Murali took on a broader scope of responsibility as SourceHOV’s Senior Vice President of Global Operations and IT. Mr. Murali has served in executive-level leadership roles at companies that preceded SourceHOV since 2007, when he was appointed Vice President of IT and Technology. Prior to these management roles, Mr. Murali served as Director of Information Technology for Lason from 2002 to 2007, and as an Application Development Manager for Lason from 1998 to 2002. Before joining Lason, Mr. Murali worked as a Systems Engineer for Vetri Systems from 1996 to 1998. Mr. Murali graduated with a bachelor’s degree in mathematics and statistics from Loyola College, Chennai, and earned an MBA from Davenport University, Michigan.
Vitalie Robu is our President, EMEA and served as Chief Operating Officer, EMEA from the Novitex Business Combination until January 2019. Mr. Robu is responsible for all sales, operations and business strategy functions across Europe, the Middle East and Africa. Mr. Robu specializes in transaction processing services, technology products, and software solutions, and has over 20 years of international management experience in the private and public sectors. Prior to the Novitex Business Combination, he served as Senior Vice President, Operations for the European region of SourceHOV from 2014. From 2010 to 2014, Mr. Robu held the position of President and Executive Director of DataForce UK, a business process outsourcing and software provider that was part of SourceHOV. Prior to joining the SourceHOV group, Mr. Robu served as Manager of Investment and Insurance Products for Citibank EMEA in London from 2007 to 2010. Mr. Robu has degrees in International Relations from the National School for Political Studies, Bucharest and Physics from the State University of Moloves, and earned an MBA from IMD — International Institute for Management Development, Lausanne.
OWNERSHIP OF COMMON STOCK
Principal Holders of Common Stock
The following table shows, based upon filings made with the SEC and other information available to the Company, certain information as of October 20, 2021 concerning persons who may be deemed beneficial owners of 5% or more of the outstanding shares of Common Stock because they possessed or shared voting or investment power with respect to the shares of Common Stock.

Name and Address	Amount and Nature of Beneficial Ownership	Percent of Class(1)
Various entities affiliated with HGM(1) 8550 West Desert Inn Road, Suite 102-452, Las Vegas, NV 89117	24,480,845	14.1%

(1)
Percent of class refers to percentage of class beneficially owned as the term beneficial ownership is defined in Rule 13d-3 under the Securities Exchange Act of 1934 and is based upon the 172,495,166 shares of Common Stock outstanding as of the Record Date.

(2)
Information based on Amendment Number 11 to Schedule 13D, filed with the SEC on March 26, 2020, by Mr. Par S. Chadha, HandsOn Global Management, LLC, a Delaware limited liability company, Ex-Sigma 2 LLC, a Delaware limited liability company, Ex-Sigma LLC, a Delaware limited liability company, HOVS LLC, a Delaware limited liability company, HandsOn Fund 4 I, LLC, a Nevada limited liability company, HOV Capital III, LLC, a Nevada limited liability company, HOV Services Ltd., an Indian limited company, Adesi 234 LLC, a Nevada limited liability company, HOF 2 LLC, a Nevada limited liability company, HandsOn 3, LLC, a Nevada limited liability company, SoNino LLC, The Beigam Trust, The Rifles Trust, SunRaj LLC, Pidgin Associates LLC, Andrej Jonovic, Shadow Pond LLC, Ronald C. Cogburn, Kanwar Chadha, Surinder Rametra, Suresh Yannamani, Mark D. Fairchild, Sanjay Kulkarni, Shrikant Sortur, Anubhav Verma, Edward J. Stephenson, Eokesh Natarajan, Matt Reynolds, Carlos Mallen, and Mark Olschanski (collectively, the “HGM Reporting Persons”), as well as the Form 4 filed by Mrs. Chadha on October 13, 2021 and the Form 4 filed by Mr. Chadha on October 15, 2021, and the books and records of the Company. According to the Schedule 13D, pursuant to voting agreements, HGM may direct each of the HGM Reporting Persons on the voting of their shares with respect to certain matters and thus, HGM, and by virtue of his control of HGM Mr. Chadha, may be deemed to beneficially own the 24,450,542 shares of Common Stock attributable to the HGM Reporting Persons, including 23,123,072 shares of Common Stock, 983,070 shares of Common Stock issuable upon conversion of 2,127,063 shares of the Series A Preferred Stock as of the Record Date, and 344,399 issuable upon exercise of vested options held by certain HGM Reporting Persons. For purposes of this disclosure, the Company has also added to this amount the 30,303 shares issuable to Mrs. Chadha upon vesting of the first installment of her Initial Director Grant, which vests immediately prior to the 2021 Annual Meeting. Percent of class, in the case of HGM refers to 173,852,939 shares of Common Stock outstanding, and includes the shares of Common Stock issuable upon conversion of shares of the Series A Preferred Stock, shares issuable upon exercise of vested options and the vesting RSUs.

Common Stock Ownership by Directors and Executive Officers
The following table presents the number of shares of Common Stock beneficially owned by the directors, the nominees for director, the named executive officers and all directors, nominees for director and named executive officers as a group as of October 20, 2021. Individuals have sole voting and dispositive power over the stock unless otherwise indicated in the footnotes.
Name of Individual	Amount and Nature of Beneficial Ownership	Percent of Class(1)
Par S. Chadha(2)(3)	24,480,845	14.1%
Ronald C. Cogburn(3)(4)(7)	154,214	*
James G. Reynolds(3)(5)(7)	1,167,520	*
Martin P. Akins(6)	38,892	*
J. Coley Clark	—	*
John H. Rexford	47,882	*
William L. Transier	—	*

Name of Individual	Amount and Nature of Beneficial Ownership	Percent of Class(1)
Marc A. Beilinson	—	*
Suresh Yannamani(7)	208,538	*
Shrikant Sortur(3)(7)	36,230	*
Sharon Chadha(8)	30,303	*
All directors, named executive officers and other executive officers as a group (14 persons)	24,567,619	14.1%

*
Represents holdings of less than one percent.

(1)
Percent of class refers to percentage of class beneficially owned as the term beneficial ownership is defined in Rule 13d-3 under the Securities Exchange Act of 1934 and is based upon the 172,495,166 shares of Common Stock outstanding as of the Record Date.

(2)
The business address of Mr. Chadha is 8550 West Desert Inn Road, Suite 102-452, Las Vegas, NV 89117. Mr. Chadha individually owns 50,047 shares. Mr. Chadha is a member of HGM or its affiliates and may be deemed to beneficially own the shares of Common Stock and Series A Perpetual Convertible Preferred Stock beneficially owned by HGM or its affiliates under Rule 13d-3. Mr. Chadha disclaims beneficial ownership of any such shares beneficially owned by HGM, except to the extent of his pecuniary interest therein; however, by virtue of his control of HGM, Mr. Chadha, may be deemed to beneficially own, and the table above reflects, the 24,450,542 shares of Common Stock attributable to the HGM Reporting Persons, including 23,123,072 shares of Common Stock, 983,070 shares of Common Stock issuable upon conversion of 2,127,063 shares of the Series A Preferred Stock as of the Record Date, and 344,399 issuable upon exercise of vested options held by certain HGM Reporting Persons. For purposes of this disclosure, the Company has also added to this amount the 30,303 shares issuable to Mrs. Chadha upon vesting of the first installment of her Initial Director Grant, which vests immediately prior to the 2021 Annual Meeting. Percent of class, in the case of Mr. Chadha refers to 173,852,939 shares of Common Stock outstanding, and includes the shares of Common Stock issuable upon conversion of shares of the Series A Preferred Stock, shares issuable upon exercise of vested options and the vesting RSUs.

(3)
Includes Series A Perpetual Convertible Preferred Stock held by the applicable holder on an as-converted to Common Stock basis.

(4)
Mr. Cogburn is affiliated with HGM or its affiliates. Mr. Cogburn disclaims beneficial ownership of shares of Common Stock that are owned by HGM or its affiliates.

(5)
Mr. Reynolds is affiliated with HGM or its affiliates. Mr. Reynolds disclaims beneficial ownership of shares of Common Stock that are owned by HGM or its affiliates.

(6)
Includes 13,227 shares of Common Stock issuable upon vesting of RSUs immediately prior to the 2021 Annual Meeting.

(7)
The individual is party to a voting agreement with HGM, among other persons. Mr. Chadha is a member of HGM and may be deemed to be the beneficial owner of, and has shared power to vote such shares.

(8)
Includes 30,303 shares issuable upon vesting of RSUs immediately prior to the 2021 Annual Meeting. Mrs. Chadha is not a party to one of the HGM voting agreements, however her shares may be deemed to be included in the numbers of shares attributed to Mr. Chadha due to their marriage and due to their marriage, Mrs. Chadha may be deemed to beneficially own the other 24,450,542 shares controlled by him; however this disclosure includes only those shares held directly by Mrs. Chadha.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
We have adopted a written policy requiring that any related person transaction that would require disclosure under Item 404(a) of Regulation S-K under the Exchange Act be reviewed and approved by our audit committee or, if the audit committee is not able to review the transaction for any reason, the chairman of the audit committee. Compensation matters regarding our executive officers or directors are reviewed and approved by our compensation committee. All relevant factors with respect to a proposed related person transaction will be considered, and such a transaction will only be approved if it is in our and our stockholders’ best interests. Related persons include our major stockholders and directors and officers, as well as immediate family members of directors and officers.
Since January 1, 2020, Exela participated in the following transactions with related persons that are required to be reported under the SEC’s rules:
Registration Rights Agreement
The Company and certain stockholders, including certain entities affiliated with each of HGM and Apollo, entered into an Amended and Restated Registration Rights Agreement, which was subsequently amended on April 10, 2018 (the “Registration Rights Agreement”). Under the Registration Rights Agreement, certain stockholders, including affiliates of HGM, and their permitted transferees are entitled to certain registration rights described in the Registration Rights Agreement. Among other things, pursuant to the Registration Rights Agreement, affiliates of HGM are entitled to participate in five demand registrations, and also have certain “piggyback” registration rights with respect to registration statements filed subsequent to the Novitex Business Combination. Under the Registration Rights Agreement, we will bear certain expenses incurred in connection with the filing of any such registration statements.
Relationship with HandsOn Global Management and its Affiliates
At the closing of the Novitex Business Combination, the Company entered into a Director Nomination Agreement with HGM. For additional information regarding this agreement see the section entitled “Proposal No. 1 — Election of Directors — Director Nomination Agreement” above. As of October 20, 2021, HGM beneficially owned approximately 14% of the Company’s common stock on an as converted basis, including shares controlled pursuant to a voting agreement. For additional information on HGM’s beneficial ownership see the information provided for “Various entities affiliated with HGM” in the section entitled “Ownership of Common Stock.” Messrs. Chadha, Cogburn, and Reynolds are each affiliated with HGM. Messrs. Cogburn and Reynolds received compensation from Exela as executive officers of Exela. See “Executive Compensation” above and “CFO Transition” below. Mrs. Chadha, by virtue of her relationship to Mr. Chadha, may also be deemed to be affiliated with HGM. As described above under “Executive Chairman Grant” and under “Executive Chairman Agreement” below, Mr. Chadha and the Company have entered into an agreement regarding his services to the Company.
The Company incurred reimbursable travel expenses to HOVS LLC and HandsOn Fund 4 I, LLC (affiliates of HGM) of $0.1 million for the year ended December 31, 2020 and less than $0.1 for the nine months ended September 30, 2021.
Pursuant to a master agreement dated January 1, 2015 between Rule 14, LLC and a subsidiary of the Company, the Company incurs marketing fees to Rule 14, LLC, a portfolio company of HGM. Similarly, the Company is party to ten master agreements with entities affiliated with HGM’s managed funds, each of which were entered into during 2015 and 2016. Each master agreement provides the Company with use of certain technology and includes a reseller arrangement pursuant to which the Company is entitled to sell these services to third parties. Any revenue earned by the Company in such third-party sale is shared 75%/25% with each of HGM’s venture affiliates in favor of the Company. The brands Zuma, Athena, Peri, BancMate, Spring, Jet, Teletype, CourtQ and Rewardio are represented by these arrangements. The Company has the license to use and resell such brands, as described therein. The Company incurred fees relating to these agreements of $1.9 million for the year ended December 31, 2020 and $4.2 million for the nine months ended September 30, 2021.
Certain operating companies lease their operating facilities from HOV RE, LLC and HOV Services Limited, which are affiliates under common control with HGM. The rental expense for these operating leases was $0.2 million for the year ended December 31, 2020 and $0.2 million for the nine months ended September 30, 2021. In addition, HOV Services, Ltd. provides the Company data capture and technology services. The expense recognized for these services was approximately $1.4 million for the year ended December 31, 2020 and $1.0 million for the nine months ended September 30, 2021.

The Company is obligated to reimburse certain reimbursable expenses incurred by Ex-Sigma 2, LLC, the former majority shareholder of the Company (Ex-Sigma 2), under the terms of the Consent, Waiver and Amendment dated June 15, 2017, by and among the Company, Quinpario Merger Sub I, Inc., Quinpario Merger Sub II, Inc., SourceHOV, Novitex, Novitex Parent, L.P., Ex Sigma LLC (“Ex-Sigma”), HOVS LLC and HandsOn Fund 4 I, LLC, amending the Novitex Business Combination agreement (the “Consent, Waiver and Amendment”). The Company incurred reimbursable expenses to Ex-Sigma 2 of $0.3 million for the year ended December 31, 2020. There were no such reimbursable expenses incurred during the nine months ended September 30, 2021. Ex-Sigma 2 distributed the shares held by it during the first quarter of 2020 and is no longer a shareholder of Exela. Many recipients of these shares have entered into voting agreements in respect of those shares with HGM.
Separately, the Company determined it was obligated to reimburse premium payments of $6.9 million made by Ex-Sigma 2 on the Margin Loan under the terms of the Consent, Waiver and Amendment. Pursuant to a written settlement agreement entered into in June 2020, Ex-Sigma, SourceHOV and the Company agreed that $5.6 million of payments made during the fourth quarter of 2019 would be accepted to fully discharge the Company’s obligation to reimburse Ex-Sigma 2 for the $6.9 million of premium payments. The Company recorded the difference of $1.3 million between the obligation amount and the settlement amount as an increase to additional paid in capital in the consolidated statements of stockholders’ deficit for the year ended December 31, 2020.
Executive Chairman Agreement
As previously reported in our Current Report on Form 8-K filed with the SEC on September 16, 2021, in connection with Mr. Chadha’s appointment as Executive Chairman, the Company entered into a letter agreement with Mr. Chadha, which provides for a term expiring on December 31, 2023. While employed, Mr. Chadha will be paid a base salary at an annual rate of $1 million. During the term, Mr. Chadha is also eligible to earn an annual bonus equal to up to 200% of his base salary (pro-rated for 2021), subject to the achievement of applicable performance objectives, payable no later than March 15th of the year following the calendar year to which the bonus relates, and subject to his continued employment with the Company through the last day of the calendar year to which bonus relates. Mr. Chadha’s annual bonus may be payable in cash, common stock of the Company or a mix of cash and common stock. If Mr. Chadha’s employment is terminated at any time by the Company without “cause” (as defined in the agreement), he will remain eligible to receive an unprorated bonus for the year in which such qualifying termination occurs, determined based on actual performance. The agreement also subjects Mr. Chadha to an indefinite confidentiality provision and covenant not to solicit the Company’s employees or customers during the term of his employment. As Executive Chairman, Mr. Chadha will no longer be eligible to earn any cash fees under the Company’s non-employee director compensation policy, but will remain eligible to earn any equity award he would have received as non-employee director in respect of service during 2021 while engaged as the Executive Chairman. Upon his appointment, Mr. Chadha also received 8,500,000 “performance units”, which are notional units representing the right to receive one share of common stock of the Company (or the cash value of one share of common stock) which may be earned upon the achievement of the performance metrics as described under “Executive Chairman Grant” above.
CFO Transition
As previously reported in our Current Report on Form 8-K filed with the SEC on May 21, 2020, on May 15, 2020, Mr. Reynolds resigned as the Company’s Chief Financial Officer, and remains a non-employee member of our Board of Directors. For a description of the material terms of the separation agreement entered into with Mr. Reynolds in connection with his departure, see Executive Compensation and our Current Report on Form 8-K filed with the SEC on May 21, 2020.
Consulting Agreement
The Company receives services from Oakana Holdings, Inc. The Company and Oakana Holdings, Inc. are related through a family relationship between certain shareholders and the president of Oakana Holdings, Inc. The expense recognized for these services was approximately $0.2 million for the year ended

December 31, 2020, and the expense recognized for these services was less than $0.1 million for the nine months ended September 30, 2021.
Relationship with Apollo Global Management, LLC
The Company provides services to and receives services from certain Apollo Global Management, LLC (“Apollo”) affiliated companies. Funds managed by Apollo held the second largest position in our Common Stock following the Novitex Business Combination and had the right to designate two of the Company’s directors pursuant to a director nomination agreement. Apollo announced that its affiliated funds ceased being shareholders on March 11, 2020. The Company excluded disclosure of transactions related to Apollo after March 31, 2020 as the related party relationship with Apollo ceased during the first quarter of 2020.
On November 18, 2014, one of the Company’s subsidiaries entered into a master services agreement with an indirect wholly owned subsidiary of Apollo. Pursuant to this master services agreement, the Company provides printer supplies and maintenance services, including toner maintenance, training, quarterly business review and printer procurement. The Company recognized revenue of $0.1 million under this agreement for the years ended December 31, 2020 in our consolidated statements of operations.
In April 2016, one of the Company’s subsidiaries entered into a master services agreement with Presidio Networked Solutions Group, LLC (“Presidio Group”), a wholly owned subsidiary of Presidio, Inc., a portion of which is owned by affiliates of Apollo. Pursuant to this master services agreement, Presidio Group provides the Company with employees, subcontractors, and/or goods and services. For the year ended December 31, 2020 there were related party expenses of $0.2 million for this service.
On January 18, 2017, one of the Company’s subsidiaries entered into a master purchase and professional services agreement with Caesars Enterprise Services, LLC (“Caesars”). Caesars is controlled by investment funds affiliated with Apollo. Pursuant to this master purchase and professional services agreement, the Company provides managed print services to Caesars, including general equipment operation, supply management, support services and technical support. The Company recognized revenue of $0.9 million for the year ended December 31, 2020 in respect of this arrangement.
On May 5, 2017, one of the Company’s subsidiaries entered into a master services agreement with ADT LLC. ADT LLC is controlled by investment funds affiliated with Apollo. Pursuant to this master services agreement, the Company provides ADT LLC with mailroom and onsite mail delivery services at an ADT LLC office location and managed print services, including supply management, equipment maintenance and technical support services. The Company recognized revenue of $0.3 million in our consolidated statements of operations from ADT LLC under this master services agreement for the year ended December 31, 2020.
On July 20, 2017, one of the Company’s subsidiaries entered into a master services agreement with Diamond Resorts Centralized Services Company. Diamond Resorts Centralized Services Company is controlled by investment funds affiliated with Apollo. Pursuant to this master services agreement, the Company provides commercial print and promotional product procurement services to Diamond Resorts Centralized Services Company, including sourcing, inventory management and fulfillment services. The Company recognized revenue of $0.9 million for the year ended December 31, 2020 and cost of revenue of less than $0.1 million for the year ended December 31, 2020 from Diamond Resorts Centralized Services Company under this master services agreement.
Employment Relationships
We have entered into the following related party employment relationships: Matt Reynolds, the brother of our former chief financial officer and current director, is employed as our Vice President — Finance, and receives a base salary of $169,067 and may be eligible for additional incentive compensation for 2021; and Andrej Jonovic, the son-in-law of the Executive Chairman, is employed as our Executive Vice President, Business Strategy and Corporate Affairs and receives a base salary of $390,000 and may be eligible for additional incentive compensation for 2021.

OTHER MATTERS
Delinquent Section 16(a) Reports
Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers, directors and persons who own more than 10% of our Common Stock to file reports with the SEC. Based on a review of the copies of reports furnished to us, Exela believes that, during 2020, HGM, Mr. Par S. Chadha, Mr. Ronald C. Cogburn, Mr. Shrikant Sortur, Mr. Suresh Yannamani, Mr. Srinivasan Murali, Mr. James G. Reynolds, and Mr. Mark D. Fairchild were delinquent in their Section 16(a) reporting obligations based upon shares in Ex-Sigma held by each of the above persons. In addition, Mr. William L. Transier and Mr. Marc A. Beilinson were late in their Section 16(a) reporting obligations in connection with their appointment to the Board on April 14, 2020.
On February 21, 2020, Ex-Sigma distributed shares of our Common Stock to certain beneficial owners of Ex-Sigma, including certain directors and officers of the Company, one of whom is a controlling shareholder of Exela. HGM at all relevant times reported beneficial ownership of all of the shares of Exela held by Ex-Sigma, and all shares of Exela that were previously distributed to those certain directors and officers were reported as beneficially owned by such persons within four business days of the distribution date. None of the distributed shares were purchased or sold on the open market prior to the delinquent reports, which were ultimately made on February 27, 2020.
On April 14, 2020, Exela elected Marc A. Beilinson and William L. Transier to fill the previously vacant Class B and Class C directorships on the Board. Form 3s were filed late due to administrative error by Exela. Each of Messrs. Beilinson and Transier held no securities of Exela at the time of their respective appointments as directors, and did not engage in any transactions in Exela’s securities between the date that the reports were required to be filed and the date such reports were ultimately made. The reports were ultimately made on December 31, 2020.
Solicitation of Proxies
The Company pays all of the costs of soliciting proxies. We will ask banks, brokers and other nominees and fiduciaries to forward the proxy materials to the beneficial owners of our Common Stock and to obtain the authority of executed proxies. We will reimburse them for their reasonable expenses. We intend to engage the services of a professional proxy solicitation firm to aid in the solicitation of proxies from certain brokers, bank nominees and other institutional owners. Our costs for such services, if retained, will not be significant.
Stockholder Proposals for 2022 Annual Meeting
Any stockholder who intends to present a proposal for inclusion in our proxy materials for our 2022 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 must deliver the proposal to the Corporate Secretary of the Company at our principal executive offices, located at 2701 E. Grauwyler Rd., Irving, Texas 75061, not less than one hundred and twenty (120) days prior to the date of this proxy statement. However, if the date of next year’s Annual Meeting is changed by more than thirty (30) days from the date of this year’s meeting, then the deadline is a reasonable time before the Company begins to print and send its proxy materials.
Any stockholder who intends to nominate a candidate for director election at the 2022 Annual Meeting of Stockholders or who intends to submit a proposal pursuant to our Bylaws without including such proposal in our proxy materials pursuant to Rule 14a-8 must deliver timely notice of the nomination or the proposal to the Corporate Secretary of the Company at our principal executive offices, located at 2701 E. Grauwyler Rd., Irving, Texas 75061, in the form provided in, and by the date required by, our Bylaws. To be timely, a stockholder’s notice must be delivered not more than ninety (90) days and not less than sixty (60) days prior to our 2022 Annual Meeting; provided, however, that in the event that less than seventy (70) days’ notice or prior public disclosure of the date of the Annual Meeting is given or made to stockholders, notice must be received no later than the close of business on the tenth (10th) day following the date the notice of the Annual Meeting date was mailed or published. The written notice must include certain information and satisfy the requirements set forth in our Bylaws, a copy of which will be sent to any stockholder upon written request to the Corporate Secretary of the Company.
Communications with the Board
Stockholders and other interested parties wishing to communicate with the Board of Directors, the non-management directors or with an individual Board member concerning the Company may do so by writing to the Board, to the non-management directors or to the particular Board member and mailing the correspondence to Exela Technologies, Inc., 2701 E. Grauwyler Rd., Irving, Texas 75061, Attention: Secretary. If from a stockholder, the envelope should indicate that it contains a stockholder communication. All such communication will be forwarded to the director or directors to whom the communications are addressed.
Householding
Under SEC rules, a single set of proxy statements and annual reports may be sent to any household at which two or more stockholders reside if they appear to be members of the same family. Each stockholder continues to receive a separate proxy card. This procedure, referred to as “householding,” reduces the volume of duplicate information stockholders receive and reduces mailing and printing expenses. At the present time, we do not “household” for any of our stockholders of record. If a stockholder holds shares in street name, however, such beneficial holder’s bank, broker or other nominee may be delivering only one copy of our Proxy Statement and Annual Report on Form 10-K to multiple stockholders of the same household who share the same address, and may continue to do so, unless such stockholder’s bank, broker or other nominee has received contrary instructions from one or more of the affected stockholders in the household. We will deliver promptly, upon written or oral request, a separate copy of this Proxy Statement and our Annual Report on Form 10-K to a stockholder at a shared address to which a single copy of the documents was delivered. A beneficial holder who wishes to receive a separate copy of our Proxy Statement and Annual Report on Form 10-K, now or in the future, should submit this request by writing to Exela Technologies, Inc., 2701 E. Grauwyler Rd., Irving, Texas, Attention: Investor Relations Department, or by calling our Investor Relations Department at (844) 935-2832. Beneficial holders sharing an address who are receiving multiple copies of proxy materials and annual reports and who wish to receive a single copy of such materials in the future should contact their bank, broker or other nominee directly to request that only a single copy of each document be mailed to all stockholders at the shared address in the future. Stockholders of record receiving multiple copies of our Proxy Statement and Annual Report on Form 10-K may request householding by contacting our Investor Relations Department either in writing or by telephone at the above address or phone number.

Instructions for Attending the Virtual Meeting
You are entitled to attend and participate in the Annual Meeting if you were a stockholder of record as of the close of business on October 20, 2021, the record date, or if you hold a legal proxy for the meeting provided by your bank, broker or other nominee. To register for the Annual Meeting, please follow the instructions below based on your form of ownership of our common stock:
Stockholder of Record:   If your shares of our common stock are registered directly in your name with Continental Stock Transfer & Trust (“Continental”), our stock transfer agent, you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may register to attend the Annual Meeting by visiting the virtual meeting website located at http://www.cstproxy.com/exelatech/2021 entering the 12-digit control number that you received on your proxy card and clicking on the link to pre-register. You will need to log in to the virtual meeting website at http://www.cstproxy.com/exelatech/2021 at the start of the Annual Meeting using your control number. Pre-registration is recommended but not required for stockholders of record.
Beneficial Owner of Stock Held in Street Name:   If your shares of our common stock are held in a stock brokerage account or by a bank, broker or other nominee, the bank, broker or other nominee is considered the record holder of those shares. You are considered the beneficial owner of those shares, and your shares are held in “street name.” In order to attend the Annual Meeting as a beneficial owner of our stock held in street name, you must obtain a legal proxy by contacting your account representative at the bank, broker or other nominee that holds your shares. You should then e-mail a copy (a legible photograph is sufficient) of your legal proxy to Continental at proxy@continentalstock.com no later than 5:00 p.m. New York time on December 13, 2021. After contacting Continental, you will receive an e-mail prior to the Annual Meeting with a link and instructions for attending the Annual Meeting.
Stockholders participating in the virtual meeting will be in a listen-only mode. However, virtual attendees will be able to vote and submit questions during the meeting using the virtual meeting website.
Stockholders will also have the option to listen to the virtual meeting by telephone (but will not have the ability to vote or submit questions) by calling the following numbers and entering the passcode when prompted:
•
Within the U.S. and Canada: (888) 965-8995 (toll-free); passcode 22214499#

•
Outside of the U.S. and Canada: (415) 655-0243 (standard rates apply); passcode 22214499#

Asking Questions
The Company intends the virtual meeting format to approximate an in-person experience for our stockholders. During the Annual Meeting, stockholders may submit questions by typing in the “Submit a Question” box on the virtual meeting website. Our administrator will review all questions submitted during the Annual Meeting, and we intend to answer pertinent questions submitted, as time permits.
Technical Support
Please visit the virtual meeting website located at http://www.cstproxy.com/exelatech/2021 in advance of the Annual Meeting to ensure accessibility. Technical support in connection with the virtual meeting platform will be available by telephone at (917) 262-2373 beginning at 7:00 a.m. New York time on December 9, 2021 through the conclusion of the Annual Meeting.

Annex A
Exela Technologies Inc.
2018 Stock Incentive Plan
Effective January 17, 2018
[Amended and Restated December 16, 2021]
1.   Purpose.
The purpose of the Plan is to assist the Company in attracting, retaining, motivating, and rewarding certain employees, officers, directors, and consultants of the Company and its Affiliates and promoting the creation of long-term value for stockholders of the Company by closely aligning the interests of such individuals with those of such stockholders. The Plan authorizes the award of Stock-based and cash-based incentives to Eligible Persons to encourage such Eligible Persons to expend maximum effort in the creation of stockholder value. The Plan was originally adopted on January 17, 2018, and amended and restated in its present form, [on December 16, 2021 (the “Restatement Date”).]
2.   Definitions.
For purposes of the Plan, the following terms shall be defined as set forth below:
(a)   “Affiliate” means, with respect to a Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person.
(b)   “Award” means any Option, award of Restricted Stock, Restricted Stock Unit, Stock Appreciation Right, or other Stock-based award granted under the Plan.
(c)   “Award Agreement” means an Option Agreement, a Restricted Stock Agreement, an RSU Agreement, a SAR Agreement, or an agreement governing the grant of any other Stock-based Award granted under the Plan.
(d)   “Board” means the Board of Directors of the Company.
(e)   “Cause” means, with respect to a Participant and in the absence of an Award Agreement or Participant Agreement otherwise defining Cause, (1) the Participant’s plea of nolo contendere to, conviction of or indictment for, any crime (whether or not involving the Company or its Affiliates) (i) constituting a felony or (ii) that has, or could reasonably be expected to result in, an adverse impact on the performance of the Participant’s duties to the Service Recipient, or otherwise has, or could reasonably be expected to result in, an adverse impact on the business or reputation of the Company or its Affiliates, (2) conduct of the Participant, in connection with his or her employment or service, that has resulted, or could reasonably be expected to result, in material injury to the business or reputation of the Company or its Affiliates, (3) any material violation of the policies of the Service Recipient, including, but not limited to, those relating to sexual harassment or the disclosure or misuse of confidential information, or those set forth in the manuals or statements of policy of the Service Recipient; (4) the Participant’s act(s) of gross negligence or willful misconduct in the course of his or her employment or service with the Service Recipient; (5) misappropriation by the Participant of any assets or business opportunities of the Company or its Affiliates; (6) embezzlement or fraud committed by the Participant, at the Participant’s direction, or with the Participant’s prior actual knowledge; or (7) willful neglect in the performance of the Participant’s duties for the Service Recipient or willful or repeated failure or refusal to perform such duties. If, subsequent to the Termination of a Participant for any reason other than by the Service Recipient for Cause, it is discovered that the Participant’s employment or service could have been terminated for Cause, such Participant’s employment or service shall, at the discretion of the Committee, be deemed to have been terminated by the Service Recipient for Cause for all purposes under the Plan, and the Participant shall be required to repay to the Company all amounts received by him or her in respect of any Award following such Termination that would have been forfeited under the Plan had such Termination been by the Service Recipient for Cause. In the event that there is an Award Agreement or Participant Agreement defining Cause, “Cause” shall have the meaning provided in such agreement, and a Termination by the Service Recipient for Cause hereunder shall not be deemed to have occurred unless all applicable notice and cure periods in such Award Agreement or Participant Agreement are complied with.
(f)   “Change in Control” means:
(1)   a change in ownership or control of the Company effected through a transaction or series of transactions (other than an offering of Stock to the general public through a registration statement filed with the U.S. Securities and Exchange Commission or similar non-U.S. regulatory agency or pursuant to a Non-Control Transaction) whereby any “person” (as defined in Section 3(a)(9) of the Exchange Act) or any two or more persons deemed to be one “person” (as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), other than the Company or any of its Affiliates, an employee benefit plan sponsored or maintained by the Company or any of its Affiliates (or its related trust), or any underwriter temporarily holding securities pursuant to an offering of such securities, directly or indirectly acquire “beneficial ownership” (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of the Company’s securities eligible to vote in the election of the Board (the “Company Voting Securities”);
(2)   the date, within any consecutive twenty-four (24) month period commencing on or after the Effective Date, upon which individuals who constitute the Board as of the Effective Date (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual who becomes a director subsequent to the Effective Date whose election or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then constituting the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such individual is named as a nominee for director, without objection to such nomination) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest (including, but not limited to, a consent solicitation) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board;
(3)   the consummation of a merger, consolidation, share exchange, or similar form of corporate transaction involving the Company or any of its Affiliates that requires the approval of the Company’s stockholders (whether for such transaction, the issuance of securities in the transaction or otherwise) (a “Reorganization”), unless immediately following such Reorganization (i) more than fifty percent (50%) of the total voting power of (A) the corporation resulting from such Reorganization (the “Surviving Company”) or (B) if applicable, the ultimate parent corporation that has, directly or indirectly, beneficial ownership of one hundred percent (100%) of the voting securities of the Surviving Company (the “Parent Company”), is represented by Company Voting Securities that were outstanding immediately prior to such Reorganization (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Reorganization), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among holders thereof immediately prior to such Reorganization, (ii) no person, other than an employee benefit plan sponsored or maintained by the Surviving Company or the Parent Company (or its related trust), is or becomes the beneficial owner, directly or indirectly, of fifty percent (50%) or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Company, or if there is no Parent Company, the Surviving Company, and (iii) at least a majority of the members of the board of directors of the Parent Company, or if there is no Parent Company, the Surviving Company, following the consummation of such Reorganization are members of the Incumbent Board at the time of the Board’s approval of the execution of the initial agreement providing for such Reorganization (any Reorganization which satisfies all of the criteria specified in clauses (i), (ii), and (iii) above shall be a “Non-Control Transaction”); or
(4)   the sale or disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company to any “person” (as defined in Section 3(a)(9) of the Exchange Act) or to any two or more persons deemed to be one “person” (as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) other than the Company’s Affiliates.

Notwithstanding the foregoing, (x) a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of fifty percent (50%) or more of the Company Voting Securities as a result of an acquisition of Company Voting Securities by the Company that reduces the number of Company Voting Securities outstanding; provided that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control shall then be deemed to occur, and (y) with respect to the payment of any amount that constitutes a deferral of compensation subject to Section 409A of the Code payable upon a Change in Control, a Change in Control shall not be deemed to have occurred, unless the Change in Control constitutes a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company under Section 409A(a)(2)(A)(v) of the Code.
(g)   “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, including the rules and regulations thereunder and any successor provisions, rules and regulations thereto.
(h)   “Committee” means the Board or such other committee consisting of two or more individuals appointed by the Board to administer the Plan and each other individual or committee of individuals designated to exercise authority under the Plan.
(i)   “Company” means Exela Technologies Inc., a Delaware corporation.
(j)   “Company Group” means the Company, together with each direct or indirect subsidiary of the Company.
(k)   “Corporate Event” has the meaning set forth in Section 10(b) hereof.
(l)   “Data” has the meaning set forth in Section 21(g) hereof.
(m)   “Detrimental Activity” has the meaning set forth in Section 11(a) hereof.
(n)   “Disability” means, in the absence of an Award Agreement or Participant Agreement otherwise defining Disability, the permanent and total disability of such Participant within the meaning of Section 22(e)(3) of the Code. In the event that there is an Award Agreement or Participant Agreement defining Disability, “Disability” shall have the meaning provided in such Award Agreement or Participant Agreement.
(o)   “Disqualifying Disposition” means any disposition (including any sale) of Stock acquired upon the exercise of an Incentive Stock Option made within the period that ends either (1) two years after the date on which the Participant was granted the Incentive Stock Option or (2) one year after the date upon which the Participant acquired the Stock.
(p)   “Effective Date” means January 17, 2018.
(q)   “Eligible Person” means (1) each employee and officer of the Company or any of its Affiliates, (2) each non-employee director of the Company or any of its Affiliates; (3) each other natural Person who provides substantial services to the Company or any of its Affiliates as a consultant or advisor (or a wholly owned alter ego entity of the natural Person providing such services of which such Person is an employee, stockholder or partner) and who is designated as eligible by the Committee, and (4) each natural Person who has been offered employment by the Company or any of its Affiliates; provided that such prospective employee may not receive any payment or exercise any right relating to an Award until such Person has commenced employment or service with the Company or its Affiliates; provided further, however, that (i) with respect to any Award that is intended to qualify as a “stock right” that does not provide for a “deferral of compensation” within the meaning of Section 409A of the Code, the term “Affiliate” as used in this Section 2(q) shall include only those corporations or other entities in the unbroken chain of corporations or other entities beginning with the Company where each of the corporations or other entities in the unbroken chain other than the last corporation or other entity owns stock possessing at least fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations or other entities in the chain, and (ii) with respect to any Award that is intended to be an Incentive Stock Option, the term “Affiliate” as used in this Section 2(q) shall include only those entities that qualify as a “subsidiary corporation” with respect to the Company within the meaning of Section 424(f) of the Code. An employee on an approved leave of absence may be considered as still in the employ of the Company or any of its Affiliates for purposes of eligibility for participation in the Plan.
(r)   “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended from time to time, including the rules and regulations thereunder and any successor provisions, rules and regulations thereto.
(s)   “Executive Chairman Agreement” means that certain Chairman Agreement, dated September 14, 2021, by and between, Par Chadha and the Company.
(t)   “Executive Chairman Grant” means that certain grant of Performance Units made pursuant to the Executive Chairman Agreement.
(u)   “Expiration Date” means, with respect to an Option or Stock Appreciation Right, the date on which the term of such Option or Stock Appreciation Right expires, as determined under Section 5(b) or 8(b) hereof, as applicable.
(v)   “Fair Market Value” means, as of any date when the Stock is listed on one or more national securities exchanges, the closing price reported on the principal national securities exchange on which such Stock is listed and traded on the date of determination or, if the closing price is not reported on such date of determination, the closing price reported on the most recent date prior to the date of determination. If the Stock is not listed on a national securities exchange, “Fair Market Value” shall mean the amount determined by the Board in good faith, and in a manner consistent with Section 409A of the Code, to be the fair market value per share of Stock.
(w)   “Incentive Stock Option” means an Option intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.
(x)   “Nonqualified Stock Option” means an Option not intended to be an Incentive Stock Option.
(y)   “Option” means a conditional right, granted to a Participant under Section 5 hereof, to purchase Stock at a specified price during a specified time period.
(z)   “Option Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Option Award.
(aa)   “Participant” means an Eligible Person who has been granted an Award under the Plan or, if applicable, such other Person who holds an Award.
(bb)   “Participant Agreement” means an employment agreement, other services agreement or any other agreement between a Participant and the Service Recipient that is effective as of the date of determination.
(cc)   “Person” means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, or other entity.
(dd)   “Plan” means this Exela Technologies Inc. 2018 Stock Incentive Plan, as amended from time to time.
(ee)   “Proceeding” has the meaning set forth in Section 21(m) hereof
(ff)   “Qualified Member” means a member of the Committee who is a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act and an “independent director” as defined under, as applicable, the NASDAQ Listing Rules, the NYSE Listed Company Manual or other applicable stock exchange rules.
(gg)   “Qualifying Committee” has the meaning set forth in Section 3(b) hereof.
(hh)   “Rescission Period” has the meaning set forth in Section 11(b) hereof.
(ii)   “Restricted Stock” means Stock granted to a Participant under Section 6 hereof that is subject to certain restrictions and to a risk of forfeiture.

(jj)   “Restricted Stock Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Restricted Stock Award.
(kk)   “Restricted Stock Unit” means a notional unit representing the right to receive one share of Stock (or the cash value of one share of Stock, if so determined by the Committee) on a specified settlement date, with any such notional unit subject to performance-based vesting conditions referred to as a “Performance Unit”.
(ll)   “RSU Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Award of Restricted Stock Units.
(mm)   “SAR Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Award of Stock Appreciation Rights.
(nn)   “Securities Act” means the U.S. Securities Act of 1933, as amended from time to time, including the rules and regulations thereunder and any successor provisions, rules and regulations thereto.
(oo)   “Service Recipient” means, with respect to a Participant holding an Award, either the Company or an Affiliate of the Company by which the original recipient of such Award is, or following a Termination was most recently, principally employed or to which such original recipient provides, or following a Termination was most recently providing, services, as applicable.
(pp)   “Stock” means the common stock, par value $0.0001 per share, of the Company, and such other securities as may be substituted for such stock pursuant to Section 10 hereof.
(qq)   “Stock Appreciation Right” means a conditional right to receive an amount equal to the value of the appreciation in the Stock over a specified period. Except in the event of extraordinary circumstances, as determined in the sole discretion of the Committee, or pursuant to Section 10(b) hereof, Stock Appreciation Rights shall be settled in Stock.
(rr)   “Substitute Award” has the meaning set forth in Section 4(a) hereof.
(ss)   “Termination” means the termination of a Participant’s employment or service, as applicable, with the Service Recipient; provided, however, that, if so determined by the Committee at the time of any change in status in relation to the Service Recipient (e.g., a Participant ceases to be an employee and begins providing services as a consultant, or vice versa), such change in status will not be deemed a Termination hereunder. Unless otherwise determined by the Committee, in the event that the Service Recipient ceases to be an Affiliate of the Company (by reason of sale, divestiture, spin-off, or other similar transaction), unless a Participant’s employment or service is transferred to another entity that would constitute the Service Recipient immediately following such transaction, such Participant shall be deemed to have suffered a Termination hereunder as of the date of the consummation of such transaction. Notwithstanding anything herein to the contrary, a Participant’s change in status in relation to the Service Recipient (for example, a change from employee to consultant) shall not be deemed a Termination hereunder with respect to any Awards constituting “nonqualified deferred compensation” subject to Section 409A of the Code that are payable upon a Termination unless such change in status constitutes a “separation from service” within the meaning of Section 409A of the Code. Any payments in respect of an Award constituting nonqualified deferred compensation subject to Section 409A of the Code that are payable upon a Termination shall be delayed for such period as may be necessary to meet the requirements of Section 409A(a)(2)(B)(i) of the Code. On the first business day following the expiration of such period, the Participant shall be paid, in a single lump sum without interest, an amount equal to the aggregate amount of all payments delayed pursuant to the preceding sentence, and any remaining payments not so delayed shall continue to be paid pursuant to the payment schedule applicable to such Award.
3.   Administration.
(a)   Authority of the Committee.   Except as otherwise provided below, the Plan shall be administered by the Committee. The Committee shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to (1) select Eligible Persons to become Participants, (2) grant Awards, (3) determine the type, number of shares of Stock subject to, other terms and conditions of, and all other matters relating to, Awards, (4) prescribe Award Agreements (which need not be identical for each Participant)

and rules and regulations for the administration of the Plan, (5) construe and interpret the Plan and Award Agreements and correct defects, supply omissions, and reconcile inconsistencies therein, (6) suspend the right to exercise Awards during any period that the Committee deems appropriate to comply with applicable securities laws, and thereafter extend the exercise period of an Award by an equivalent period of time or such shorter period required by, or necessary to comply with, applicable law, and (7) make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. Any action of the Committee shall be final, conclusive, and binding on all Persons, including, without limitation, the Company, its stockholders and Affiliates, Eligible Persons, Participants, and beneficiaries of Participants. Notwithstanding anything in the Plan to the contrary, the Committee shall have the ability to accelerate the vesting of any outstanding Award at any time and for any reason, including upon a Corporate Event, subject to Section 10(d), or in the event of a Participant’s Termination by the Service Recipient other than for Cause, or due to the Participant’s death, Disability or retirement (as such term may be defined in an applicable Award Agreement or Participant Agreement, or, if no such definition exists, in accordance with the Company’s then-current employment policies and guidelines). For the avoidance of doubt, the Board shall have the authority to take all actions under the Plan that the Committee is permitted to take.
(b)   Manner of Exercise of Committee Authority.   At any time that a member of the Committee is not a Qualified Member, any action of the Committee relating to an Award granted or to be granted to a Participant who is then subject to Section 16 of the Exchange Act in respect of the Company, must be taken by the remaining members of the Committee or a subcommittee, designated by the Committee or the Board, composed solely of two or more Qualified Members (a “Qualifying Committee”). Any action authorized by such a Qualifying Committee shall be deemed the action of the Committee for purposes of the Plan. The express grant of any specific power to a Qualifying Committee, and the taking of any action by such a Qualifying Committee, shall not be construed as limiting any power or authority of the Committee.
(c)   Delegation.   To the extent permitted by applicable law, the Committee may delegate to officers or employees of the Company or any of its Affiliates, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions under the Plan, including, but not limited to, administrative functions, as the Committee may determine appropriate. The Committee may appoint agents to assist it in administering the Plan. Any actions taken by an officer or employee delegated authority pursuant to this Section 3(c) within the scope of such delegation shall, for all purposes under the Plan, be deemed to be an action taken by the Committee. Notwithstanding the foregoing or any other provision of the Plan to the contrary, any Award granted under the Plan to any Eligible Person who is not an employee of the Company or any of its Affiliates (including any non-employee director of the Company or any Affiliate) or to any Eligible Person who is subject to Section 16 of the Exchange Act must be expressly approved by the Committee or Qualifying Committee in accordance with subsection (b) above.
(d)   Sections 409A and 457A.   The Committee shall take into account compliance with Sections 409A and 457A of the Code in connection with any grant of an Award under the Plan, to the extent applicable. While the Awards granted hereunder are intended to be structured in a manner to avoid the imposition of any penalty taxes under Sections 409A and 457A of the Code, in no event whatsoever shall the Company or any of its Affiliates be liable for any additional tax, interest, or penalties that may be imposed on a Participant as a result of Section 409A or Section 457A of the Code or any damages for failing to comply with Section 409A or Section 457A of the Code or any similar state or local laws (other than for withholding obligations or other obligations applicable to employers, if any, under Section 409A or Section 457A of the Code).
(e)   Executive Chairman Grant.   Notwithstanding anything in this Plan to the contrary, with respect to the Executive Chairman Grant, to the extent that any provisions herein (or portion thereof) conflicts with any provision of the Executive Chairman Agreement, the Executive Chairman Agreement shall prevail and control.
4.   Shares Available Under the Plan; Other Limitations.
(a)   Number of Shares Available for Delivery.   Subject to adjustment as provided in Section 10 hereof, the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be equal to 17,848,076 of which 8,500,000 are available solely for purposes of the Executive Chairman Grant. Shares of Stock delivered under the Plan shall consist of authorized and unissued shares or previously issued shares of Stock reacquired by the Company on the open market or by private purchase. Notwithstanding the foregoing, (i) except as may be required by reason of Section 422 of the Code, the number of shares of Stock available for issuance hereunder shall not be reduced by shares issued pursuant to Awards issued or assumed in connection with a merger or acquisition as contemplated by, as applicable, NYSE Listed Company Manual Section 303A.08, NASDAQ Listing Rule 5635(c) and IM-5635-1, AMEX Company Guide Section 711, or other applicable stock exchange rules, and their respective successor rules and listing exchange promulgations (each such Award, a “Substitute Award”); and (ii) shares of Stock shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash.
(b)   Share Counting Rules.   The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double-counting (as, for example, in the case of tandem awards or Substitute Awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award. Other than with respect to a Substitute Award and the Executive Chairman Grant, to the extent that an Award expires or is canceled, forfeited, settled in cash, or otherwise terminated without delivery to the Participant of the full number of shares of Stock to which the Award related, the undelivered shares of Stock will again be available for grant. Shares of Stock withheld in payment of the exercise price or taxes relating to an Award and shares of Stock equal to the number surrendered in payment of any exercise price or taxes relating to an Award shall not be deemed to constitute shares delivered to the Participant and shall be deemed to again be available for delivery under the Plan.
(c)   Incentive Stock Options.   No more than 7,208,338 shares of Stock (subject to adjustment as provided in Section 10 hereof) reserved for issuance hereunder may be issued or transferred upon exercise or settlement of Incentive Stock Options.
(d)   Shares Available Under Acquired Plans.   To the extent permitted by NYSE Listed Company Manual Section 303A.08, NASDAQ Listing Rule 5635(c) or other applicable stock exchange rules, subject to applicable law, in the event that a company acquired by the Company or with which the Company combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio of formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the number of shares of Stock reserved and available for delivery in connection with Awards under the Plan; provided that Awards using such available shares shall not be made after the date awards could have been made under the terms of such pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by the Company or any subsidiary of the Company immediately prior to such acquisition or combination.
(e)   Minimum Vesting Period.   No Award may vest over a period that is less than one (1) year from the date of grant; provided, however, that the foregoing minimum vesting period shall not apply: (i) to Awards granted in payment of or exchange for an equivalent amount of salary, bonus or other earned cash compensation; (ii) to a Substitute Award that does not reduce the vesting period of the award being replaced or assumed; (iii) to Awards involving an aggregate number of shares of Stock not in excess of five percent (5%) of the aggregate number of shares of Stock that may be delivered in connection with Awards (as set forth in Section 4 hereof); (iv) to accelerated vesting in connection with certain qualifying terminations of employment in accordance with the terms of any Award Agreement or Participant Agreement; (v) to annual Awards granted to non-employee directors that vest on the first regularly scheduled annual meeting of the Company’s stockholders following the applicable date of grant; or (vi) the Executive Chairman Grant.
(f)   Limitation on Awards to Non-Employee Directors.   Notwithstanding anything herein to the contrary, the maximum value of any Awards granted to a non-employee director of the Company in any one calendar year, taken together with any cash fees paid to such non-employee director during such calendar year, shall not exceed $750,000 (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes and excluding, for this purpose, the value of any dividend equivalent payments paid pursuant to any Award granted in a previous year).

5.   Options.
(a)   General.   Certain Options granted under the Plan may be intended to be Incentive Stock Options; however, no Incentive Stock Options may be granted hereunder following the tenth (10th) anniversary of the earlier of (i) the date the Plan is adopted by the Board and (ii) the date the stockholders of the Company approve the Plan. Options may be granted to Eligible Persons in such form and having such terms and conditions as the Committee shall deem appropriate; provided, however, that Incentive Stock Options may be granted only to Eligible Persons who are employees of the Company or an Affiliate (as such definition is limited pursuant to Section 2(q) hereof) of the Company. The provisions of separate Options shall be set forth in separate Option Agreements, which agreements need not be identical. No dividends or dividend equivalents shall be paid on Options.
(b)   Term.   The term of each Option shall be set by the Committee at the time of grant; provided, however, that no Option granted hereunder shall be exercisable after, and each Option shall expire, ten (10) years from the date it was granted.
(c)   Exercise Price.   The exercise price per share of Stock for each Option shall be set by the Committee at the time of grant and shall not be less than the Fair Market Value on the date of grant, subject to Section 5(g) hereof in the case of any Incentive Stock Option. Notwithstanding the foregoing, in the case of an Option that is a Substitute Award, the exercise price per share of Stock for such Option may be less than the Fair Market Value on the date of grant; provided, that such exercise price is determined in a manner consistent with the provisions of Section 409A of the Code and, if applicable, Section 424(a) of the Code.
(d)   Payment for Stock.   Payment for shares of Stock acquired pursuant to an Option granted hereunder shall be made in full upon exercise of the Option in a manner approved by the Committee, which may include any of the following payment methods: (1) in immediately available funds in U.S. dollars, or by certified or bank cashier’s check, (2) by delivery of shares of Stock having a value equal to the exercise price, (3) by a broker-assisted cashless exercise in accordance with procedures approved by the Committee, whereby payment of the Option exercise price or tax withholding obligations may be satisfied, in whole or in part, with shares of Stock subject to the Option by delivery of an irrevocable direction to a securities broker (on a form prescribed by the Committee) to sell shares of Stock and to deliver all or part of the sale proceeds to the Company in payment of the aggregate exercise price and, if applicable, the amount necessary to satisfy the Company’s withholding obligations, or (4) by any other means approved by the Committee (including, by delivery of a notice of “net exercise” to the Company, pursuant to which the Participant shall receive the number of shares of Stock underlying the Option so exercised reduced by the number of shares of Stock equal to the aggregate exercise price of the Option divided by the Fair Market Value on the date of exercise). Notwithstanding anything herein to the contrary, if the Committee determines that any form of payment available hereunder would be in violation of Section 402 of the Sarbanes-Oxley Act of 2002, such form of payment shall not be available.
(e)   Vesting.   Options shall vest and become exercisable in such manner, on such date or dates, or upon the achievement of performance or other conditions, in each case as may be determined by the Committee and set forth in an Option Agreement; provided, however, that notwithstanding any such vesting dates, the Committee may in its sole discretion accelerate the vesting of any Option at any time and for any reason. Unless otherwise specifically determined by the Committee, the vesting of an Option shall occur only while the Participant is employed by or rendering services to the Service Recipient, and all vesting shall cease upon a Participant’s Termination for any reason. To the extent permitted by applicable law and unless otherwise determined by the Committee, vesting shall be suspended during the period of any approved leave of absence by a Participant following which the Participant has a right to reinstatement and shall resume upon such Participant’s return to active employment. If an Option is exercisable in installments, such installments or portions thereof that become exercisable shall remain exercisable until the Option expires, is canceled or otherwise terminates.
(f)   Termination of Employment or Service.   Except as provided by the Committee in an Option Agreement, Participant Agreement or otherwise:
(1)   In the event of a Participant’s Termination prior to the applicable Expiration Date for any reason other than (i) by the Service Recipient for Cause, or (ii) by reason of the Participant’s death or

Disability, (A) all vesting with respect to such Participant’s Options outstanding shall cease, (B) all of such Participant’s unvested Options outstanding shall terminate and be forfeited for no consideration as of the date of such Termination, and (C) all of such Participant’s vested Options outstanding shall terminate and be forfeited for no consideration on the earlier of (x) the applicable Expiration Date and (y) the date that is ninety (90) days after the date of such Termination.
(2)   In the event of a Participant’s Termination prior to the applicable Expiration Date by reason of such Participant’s death or Disability, (i) all vesting with respect to such Participant’s Options outstanding shall cease, (ii) all of such Participant’s unvested Options outstanding shall terminate and be forfeited for no consideration as of the date of such Termination, and (iii) all of such Participant’s vested Options outstanding shall terminate and be forfeited for no consideration on the earlier of (x) the applicable Expiration Date and (y) the date that is twelve (12) months after the date of such Termination. In the event of a Participant’s death, such Participant’s Options shall remain exercisable by the Person or Persons to whom such Participant’s rights under the Options pass by will or by the applicable laws of descent and distribution until the applicable Expiration Date, but only to the extent that the Options were vested at the time of such Termination.
(3)   In the event of a Participant’s Termination prior to the applicable Expiration Date by the Service Recipient for Cause, all of such Participant’s Options outstanding (whether or not vested) shall immediately terminate and be forfeited for no consideration as of the date of such Termination.
(g)   Special Provisions Applicable to Incentive Stock Options.
(1)   No Incentive Stock Option may be granted to any Eligible Person who, at the time the Option is granted, owns directly, or indirectly within the meaning of Section 424(d) of the Code, stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary thereof, unless such Incentive Stock Option (i) has an exercise price of at least one hundred ten percent (110%) of the Fair Market Value on the date of the grant of such Option and (ii) cannot be exercised more than five (5) years after the date it is granted.
(2)   To the extent that the aggregate Fair Market Value (determined as of the date of grant) of Stock for which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000, such excess Incentive Stock Options shall be treated as Nonqualified Stock Options.
(3)   Each Participant who receives an Incentive Stock Option must agree to notify the Company in writing immediately after the Participant makes a Disqualifying Disposition of any Stock acquired pursuant to the exercise of an Incentive Stock Option.
6.   Restricted Stock.
(a)   General.   Restricted Stock may be granted to Eligible Persons in such form and having such terms and conditions as the Committee shall deem appropriate. The provisions of separate Awards of Restricted Stock shall be set forth in separate Restricted Stock Agreements, which agreements need not be identical. Subject to the restrictions set forth in Section 6(b) hereof, and except as otherwise set forth in the applicable Restricted Stock Agreement, the Participant shall generally have the rights and privileges of a stockholder as to such Restricted Stock, including the right to vote such Restricted Stock. Unless otherwise set forth in a Participant’s Restricted Stock Agreement, cash dividends and stock dividends, if any, with respect to the Restricted Stock shall be withheld by the Company for the Participant’s account, and shall be subject to forfeiture to the same degree as the shares of Restricted Stock to which such dividends relate. Except as otherwise determined by the Committee, no interest will accrue or be paid on the amount of any cash dividends withheld.
(b)   Vesting and Restrictions on Transfer.   Restricted Stock shall vest in such manner, on such date or dates, or upon the achievement of performance or other conditions, in each case as may be determined by the Committee and set forth in a Restricted Stock Agreement; provided, however, that notwithstanding any such vesting dates, the Committee may in its sole discretion accelerate the vesting of any Award of Restricted Stock at any time and for any reason. Unless otherwise specifically determined by the Committee, the vesting of an Award of Restricted Stock shall occur only while the Participant is employed by or rendering services to the Service Recipient, and all vesting shall cease upon a Participant’s Termination for any reason. To the extent permitted by applicable law and unless otherwise determined by the Committee, vesting shall be suspended during the period of any approved leave of absence by a Participant following which the Participant has a right to reinstatement and shall resume upon such Participant’s return to active employment. In addition to any other restrictions set forth in a Participant’s Restricted Stock Agreement, the Participant shall not be permitted to sell, transfer, pledge, or otherwise encumber the Restricted Stock prior to the time the Restricted Stock has vested pursuant to the terms of the Restricted Stock Agreement.
(c)   Termination of Employment or Service.   Except as provided by the Committee in a Restricted Stock Agreement, Participant Agreement or otherwise, in the event of a Participant’s Termination for any reason prior to the time that such Participant’s Restricted Stock has vested, (1) all vesting with respect to such Participant’s Restricted Stock outstanding shall cease, and (2) as soon as practicable following such Termination, the Company shall repurchase from the Participant, and the Participant shall sell, all of such Participant’s unvested shares of Restricted Stock at a purchase price equal to the original purchase price paid for the Restricted Stock; provided that, if the original purchase price paid for the Restricted Stock is equal to zero dollars ($0), such unvested shares of Restricted Stock shall be forfeited to the Company by the Participant for no consideration as of the date of such Termination.
7.   Restricted Stock Units.
(a)   General.   Restricted Stock Units may be granted to Eligible Persons in such form and having such terms and conditions as the Committee shall deem appropriate. The provisions of separate Restricted Stock Units shall be set forth in separate RSU Agreements, which agreements need not be identical.
(b)   Vesting.   Restricted Stock Units shall vest in such manner, on such date or dates, or upon the achievement of performance or other conditions, in each case as may be determined by the Committee and set forth in an RSU Agreement; provided, however, that notwithstanding any such vesting dates, the Committee may in its sole discretion accelerate the vesting of any Restricted Stock Unit at any time and for any reason. Unless otherwise specifically determined by the Committee, the vesting of a Restricted Stock Unit shall occur only while the Participant is employed by or rendering services to the Service Recipient, and all vesting shall cease upon a Participant’s Termination for any reason. To the extent permitted by applicable law and unless otherwise determined by the Committee, vesting shall be suspended during the period of any approved leave of absence by a Participant following which the Participant has a right to reinstatement and shall resume upon such Participant’s return to active employment.
(c)   Settlement.   Restricted Stock Units shall be settled in Stock, cash, or property, as determined by the Committee, in its sole discretion, on the date or dates determined by the Committee and set forth in an RSU Agreement. Unless otherwise set forth in a Participant’s RSU Agreement, a Participant shall not be entitled to dividends, if any, or dividend equivalents with respect to Restricted Stock Units prior to settlement.
(d)   Termination of Employment or Service.   Except as provided by the Committee in an RSU Agreement, Participant Agreement or otherwise, in the event of a Participant’s Termination for any reason prior to the time that such Participant’s Restricted Stock Units have been settled, (1) all vesting with respect to such Participant’s Restricted Stock Units outstanding shall cease, (2) all of such Participant’s unvested Restricted Stock Units outstanding shall be forfeited for no consideration as of the date of such Termination, and (3) any shares remaining undelivered with respect to vested Restricted Stock Units then held by such Participant shall be delivered on the delivery date or dates specified in the RSU Agreement.
8.   Stock Appreciation Rights.
(a)   General.   Stock Appreciation Rights may be granted to Eligible Persons in such form and having such terms and conditions as the Committee shall deem appropriate. The provisions of separate Stock Appreciation Rights shall be set forth in separate SAR Agreements, which agreements need not be identical. No dividends or dividend equivalents shall be paid on Stock Appreciation Rights.
(b)   Term.   The term of each Stock Appreciation Right shall be set by the Committee at the time of grant; provided, however, that no Stock Appreciation Right granted hereunder shall be exercisable after, and each Stock Appreciation Right shall expire, ten (10) years from the date it was granted.

(c)   Base Price.   The base price per share of Stock for each Stock Appreciation Right shall be set by the Committee at the time of grant and shall not be less than the Fair Market Value on the date of grant. Notwithstanding the foregoing, in the case of a Stock Appreciation Right that is a Substitute Award, the base price per share of Stock for such Stock Appreciation Right may be less than the Fair Market Value on the date of grant; provided, that such base price is determined in a manner consistent with the provisions of Section 409A of the Code.
(d)   Vesting.   Stock Appreciation Rights shall vest and become exercisable in such manner, on such date or dates, or upon the achievement of performance or other conditions, in each case as may be determined by the Committee and set forth in a SAR Agreement; provided, however, that notwithstanding any such vesting dates, the Committee may in its sole discretion accelerate the vesting of any Stock Appreciation Right at any time and for any reason. Unless otherwise specifically determined by the Committee, the vesting of a Stock Appreciation Right shall occur only while the Participant is employed by or rendering services to the Service Recipient, and all vesting shall cease upon a Participant’s Termination for any reason. To the extent permitted by applicable law and unless otherwise determined by the Committee, vesting shall be suspended during the period of any approved leave of absence by a Participant following which the Participant has a right to reinstatement and shall resume upon such Participant’s return to active employment. If a Stock Appreciation Right is exercisable in installments, such installments or portions thereof that become exercisable shall remain exercisable until the Stock Appreciation Right expires, is canceled or otherwise terminates.
(e)   Payment upon Exercise.   Payment upon exercise of a Stock Appreciation Right may be made in cash, Stock, or property as specified in the SAR Agreement or determined by the Committee, in each case having a value in respect of each share of Stock underlying the portion of the Stock Appreciation Right so exercised, equal to the difference between the base price of such Stock Appreciation Right and the Fair Market Value of one (1) share of Stock on the exercise date. For purposes of clarity, each share of Stock to be issued in settlement of a Stock Appreciation Right is deemed to have a value equal to the Fair Market Value of one (1) share of Stock on the exercise date. In no event shall fractional shares be issuable upon the exercise of a Stock Appreciation Right, and in the event that fractional shares would otherwise be issuable, the number of shares issuable will be rounded down to the next lower whole number of shares, and the Participant will be entitled to receive a cash payment equal to the value of such fractional share.
(f)   Termination of Employment or Service.   Except as provided by the Committee in a SAR Agreement, Participant Agreement or otherwise:
(1)   In the event of a Participant’s Termination prior to the applicable Expiration Date for any reason other than (i) by the Service Recipient for Cause, or (ii) by reason of the Participant’s death or Disability, (A) all vesting with respect to such Participant’s Stock Appreciation Rights outstanding shall cease, (B) all of such Participant’s unvested Stock Appreciation Rights outstanding shall terminate and be forfeited for no consideration as of the date of such Termination, and (C) all of such Participant’s vested Stock Appreciation Rights outstanding shall terminate and be forfeited for no consideration on the earlier of (x) the applicable Expiration Date and (y) the date that is ninety (90) days after the date of such Termination.
(2)   In the event of a Participant’s Termination prior to the applicable Expiration Date by reason of such Participant’s death or Disability, (i) all vesting with respect to such Participant’s Stock Appreciation Rights outstanding shall cease, (ii) all of such Participant’s unvested Stock Appreciation Rights outstanding shall terminate and be forfeited for no consideration as of the date of such Termination, and (iii) all of such Participant’s vested Stock Appreciation Rights outstanding shall terminate and be forfeited for no consideration on the earlier of (x) the applicable Expiration Date and (y) the date that is twelve (12) months after the date of such Termination. In the event of a Participant’s death, such Participant’s Stock Appreciation Rights shall remain exercisable by the Person or Persons to whom such Participant’s rights under the Stock Appreciation Rights pass by will or by the applicable laws of descent and distribution until the applicable Expiration Date, but only to the extent that the Stock Appreciation Rights were vested at the time of such Termination.
(3)   In the event of a Participant’s Termination prior to the applicable Expiration Date by the Service Recipient for Cause, all of such Participant’s Stock Appreciation Rights outstanding (whether or not vested) shall immediately terminate and be forfeited for no consideration as of the date of such Termination.

9.   Other Stock-Based Awards.
The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based upon or related to Stock, as deemed by the Committee to be consistent with the purposes of the Plan. The Committee may also grant Stock as a bonus (whether or not subject to any vesting requirements or other restrictions on transfer), and may grant other Awards in lieu of obligations of the Company or an Affiliate to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Committee. The terms and conditions applicable to such Awards shall be determined by the Committee and evidenced by Award Agreements, which agreements need not be identical.
10.   Adjustment for Recapitalization, Merger, etc.
(a)   Capitalization Adjustments.   The aggregate number of shares of Stock that may be delivered in connection with Awards (as set forth in Section 4 hereof), the numerical share limits in Section 4 hereof, the number of shares of Stock covered by each outstanding Award, and the price per share of Stock underlying each such Award shall be equitably and proportionally adjusted or substituted, as determined by the Committee, in its sole discretion, as to the number, price, or kind of a share of Stock or other consideration subject to such Awards (1) in the event of changes in the outstanding Stock or in the capital structure of the Company by reason of stock dividends, extraordinary cash dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, amalgamations, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the date of grant of any such Award (including any Corporate Event); (2) in connection with any extraordinary dividend declared and paid in respect of shares of Stock, whether payable in the form of cash, stock, or any other form of consideration; or (3) in the event of any change in applicable laws or circumstances that results in or could result in, in either case, as determined by the Committee in its sole discretion, any substantial dilution or enlargement of the rights intended to be granted to, or available for, Participants in the Plan.
(b)   Corporate Events.   Notwithstanding the foregoing, except as provided by the Committee in an Award Agreement, Participant Agreement or otherwise, in connection with (i) a merger, amalgamation, or consolidation involving the Company in which the Company is not the surviving corporation, (ii) a merger, amalgamation, or consolidation involving the Company in which the Company is the surviving corporation but the holders of shares of Stock receive securities of another corporation or other property or cash, (iii) a Change in Control, or (iv) the reorganization, dissolution or liquidation of the Company (each, a “Corporate Event”), the Committee may provide for any one or more of the following:
(1)   The assumption or substitution of any or all Awards in connection with such Corporate Event, in which case the Awards shall be subject to the adjustment set forth in subsection (a) above, and to the extent that such Awards are Awards that vest subject to the achievement of performance criteria, such performance criteria shall be adjusted appropriately to reflect the Corporate Event;
(2)   The acceleration of vesting of any or all Awards not assumed or substituted in connection with such Corporate Event, subject to the consummation of such Corporate Event; provided that any Awards that vest subject to the achievement of performance criteria will be deemed earned (i) based on actual performance through the date of the Corporate Event, or (ii) at the target level (or if no target is specified, the maximum level), in the event actual performance cannot be measured through the date of the Corporate Event, in each case, with respect to all unexpired performance periods or performance periods for which satisfaction of the performance criteria or other material terms for the applicable performance period has not been certified by the Committee prior to the date of the Corporate Event;
(3)   The cancellation of any or all Awards not assumed or substituted in connection with such Corporate Event (whether vested or unvested) as of the consummation of such Corporate Event, together with the payment to the Participants holding vested Awards (including any Awards that would vest upon the Corporate Event but for such cancellation) so canceled of an amount in respect of cancellation equal to an amount based upon the per-share consideration being paid for the Stock in connection with such Corporate Event, less, in the case of Options, Stock Appreciation Rights, and other Awards subject to exercise, the applicable exercise or base price; provided, however, that holders of

Options, Stock Appreciation Rights, and other Awards subject to exercise shall be entitled to consideration in respect of cancellation of such Awards only if the per-share consideration less the applicable exercise or base price is greater than zero dollars ($0), and to the extent that the per-share consideration is less than or equal to the applicable exercise or base price, such Awards shall be canceled for no consideration;
(4)   The cancellation of any or all Options, Stock Appreciation Rights and other Awards subject to exercise not assumed or substituted in connection with such Corporate Event (whether vested or unvested) as of the consummation of such Corporate Event; provided that all Options, Stock Appreciation Rights and other Awards to be so canceled pursuant to this paragraph (4) shall first become exercisable for a period of at least ten (10) days prior to such Corporate Event, with any exercise during such period of any unvested Options, Stock Appreciation Rights or other Awards to be (A) contingent upon and subject to the occurrence of the Corporate Event, and (B) effectuated by such means as are approved by the Committee; and
(5)   The replacement of any or all Awards (other than Awards that are intended to qualify as “stock rights” that do not provide for a “deferral of compensation” within the meaning of Section 409A of the Code) with a cash incentive program that preserves the value of the Awards so replaced (determined as of the consummation of the Corporate Event), with subsequent payment of cash incentives subject to the same vesting conditions as applicable to the Awards so replaced and payment to be made within thirty (30) days of the applicable vesting date.
Payments to holders pursuant to paragraph (3) above shall be made in cash or, in the sole discretion of the Committee, and to the extent applicable, in the form of such other consideration necessary for a Participant to receive property, cash, or securities (or a combination thereof) as such Participant would have been entitled to receive upon the occurrence of the transaction if the Participant had been, immediately prior to such transaction, the holder of the number of shares of Stock covered by the Award at such time (less any applicable exercise or base price). In addition, in connection with any Corporate Event, prior to any payment or adjustment contemplated under this subsection (b), the Committee may require a Participant to (A) represent and warrant as to the unencumbered title to his or her Awards, (B) bear such Participant’s pro-rata share of any post-closing indemnity obligations, and be subject to the same post-closing purchase price adjustments, escrow terms, offset rights, holdback terms, and similar conditions as the other holders of Stock, and (C) deliver customary transfer documentation as reasonably determined by the Committee. The Committee need not take the same action or actions with respect to all Awards or portions thereof or with respect to all Participants. The Committee may take different actions with respect to the vested and unvested portions of an Award.
(c)   Fractional Shares.   Any adjustment provided under this Section 10 may, in the Committee’s discretion, provide for the elimination of any fractional share that might otherwise become subject to an Award. No cash settlements shall be made with respect to fractional shares so eliminated.
(d)   Double-Trigger Vesting.   Notwithstanding any other provisions of the Plan, but other than as provided in an Award Agreement or Participant Agreement, with respect to any Award that is assumed or substituted in connection with a Change in Control, the vesting, payment, purchase or distribution of such Award may not be accelerated by reason of the Change in Control for any Participant unless the Participant experiences an involuntary Termination as a result of the Change in Control. For purposes of this Section 10(d), a Participant will be deemed to experience an involuntary Termination as a result of a Change in Control if the Participant experiences a Termination by the Service Recipient other than for Cause, or otherwise experiences a Termination under circumstances which entitle the Participant to mandatory severance payment(s) pursuant to applicable law or, in the case of a non-employee director of the Company, if the non-employee director’s service on the Board terminates in connection with or as a result of a Change in Control, in each case, at any time beginning on the date of the Change in Control up to and including the second (2nd) anniversary of the Change in Control.
11.   Cancellation and Rescission of Awards.
(a)   Unless the Award Agreement specifies otherwise, the Committee may cancel, rescind, suspend, withhold or otherwise limit or restrict any unexpired, unpaid, or deferred Awards at any time if the

Participant is not in compliance with all applicable provisions of the Award Agreement and the Plan, or if the Participant engages in any “Detrimental Activity.” For purposes of this Section 11, “Detrimental Activity” shall include: (i) the rendering of services for any organization or engaging directly or indirectly in any business which is or becomes competitive with any member of the Company Group, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company Group; (ii) the disclosure to anyone outside the Company Group, or the use in other than the business of the Company Group, without prior written authorization from the Service Recipient, of any confidential information or material, as defined in any restrictive covenant agreement or other such agreement with confidentiality provisions between the Service Recipient and the Participant, relating to the business of the Company Group, acquired by the Participant either during or after employment with the Service Recipient; (iii) the failure or refusal to disclose promptly and to assign to the Service Recipient, pursuant to any restrictive covenant agreement or other such inventions assignment agreement, all right, title and interest in any invention or idea, patentable or not, made or conceived by the Participant during employment by the Service Recipient, relating in any manner to the actual or anticipated business, research or development work of the Company Group or the failure or refusal to do anything reasonably necessary to enable the Company Group to secure a patent where appropriate in the United States and in other countries; (iv) activity that results in the Participant’s Termination for Cause; (v) a violation of any rules, policies, procedures or guidelines of the Service Recipient; (vi) any attempt directly or indirectly to induce any employee of the Company Group to be employed or perform services elsewhere or any attempt directly or indirectly to solicit the trade or business of any current or prospective customer, supplier or partner of the Company Group; (vii) the Participant being convicted of, or entering a guilty plea with respect to, a crime, whether or not connected with the Service Recipient; or (viii) any other conduct or act determined to be injurious, detrimental or prejudicial to any interest of the Company Group.
(b)   Upon exercise, payment or delivery pursuant to an Award, the Participant shall certify in a manner acceptable to the Company that he or she is in compliance with the terms and conditions of the Plan. In the event a Participant fails to comply with the provisions of clauses (a)(i)-(viii) of this Section 11 prior to, or during the Rescission Period, then any exercise, payment or delivery may be rescinded within two years after such exercise, payment or delivery. In the event of any such rescission, the Participant shall pay to the Company the amount of any gain realized or payment received as a result of the rescinded exercise, payment or delivery, in such manner and on such terms and conditions as may be required, and the Company shall be entitled to set-off against the amount of any such gain any amount owed to the Participant by the Service Recipient. As used herein, “Rescission Period” shall mean that period of time established by the Committee which shall not be less than 6 months after any exercise, payment or delivery pursuant to an Award.
12.   Use of Proceeds.
The proceeds received from the sale of Stock pursuant to the Plan shall be used for general corporate purposes.
13.   Rights and Privileges as a Stockholder.
Except as otherwise specifically provided in the Plan, no Person shall be entitled to the rights and privileges of Stock ownership in respect of shares of Stock that are subject to Awards hereunder until such shares have been issued to that Person.
14.   Transferability of Awards.
Awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the applicable laws of descent and distribution, and to the extent subject to exercise, Awards may not be exercised during the lifetime of the grantee other than by the grantee. Notwithstanding the foregoing, except with respect to Incentive Stock Options, Awards and a Participant’s rights under the Plan shall be transferable for no value to the extent provided in an Award Agreement or otherwise determined at any time by the Committee.

15.   Employment or Service Rights.
No individual shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for the grant of any other Award. Neither the Plan nor any action taken hereunder shall be construed as giving any individual any right to be retained in the employ or service of the Company or an Affiliate of the Company.
16.   Compliance with Laws.
The obligation of the Company to deliver Stock upon issuance, vesting, exercise, or settlement of any Award shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any shares of Stock pursuant to an Award unless such shares have been properly registered for sale with the U.S. Securities and Exchange Commission pursuant to the Securities Act (or with a similar non-U.S. regulatory agency pursuant to a similar law or regulation) or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale or resale under the Securities Act any of the shares of Stock to be offered or sold under the Plan or any shares of Stock to be issued upon exercise or settlement of Awards. If the shares of Stock offered for sale or sold under the Plan are offered or sold pursuant to an exemption from registration under the Securities Act, the Company may restrict the transfer of such shares and may legend the Stock certificates representing such shares in such manner as it deems advisable to ensure the availability of any such exemption.
17.   Withholding Obligations.
As a condition to the issuance, vesting, exercise, or settlement of any Award (or upon the making of an election under Section 83(b) of the Code), the Committee may require that a Participant satisfy, through deduction or withholding from any payment of any kind otherwise due to the Participant, or through such other arrangements as are satisfactory to the Committee, the amount of all federal, state, and local income and other taxes of any kind required or permitted to be withheld in connection with such issuance, vesting, exercise, or settlement (or election). The Committee, in its discretion, may permit shares of Stock to be used to satisfy tax withholding requirements, and such shares shall be valued at their Fair Market Value as of the issuance, vesting, exercise, or settlement date of the Award, as applicable. Depending on the withholding method, the Company may withhold by considering the applicable minimum statutorily required withholding rates or other applicable withholding rates in the applicable Participant’s jurisdiction, including maximum applicable rates that may be utilized without creating adverse accounting treatment under Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor pronouncement thereto).
18.   Amendment of the Plan or Awards.
(a)   Amendment of Plan.   The Board or the Committee may amend the Plan at any time and from time to time.
(b)   Amendment of Awards.   The Board or the Committee may amend the terms of any one or more Awards at any time and from time to time.
(c)   Stockholder Approval; No Material Impairment.   Notwithstanding anything herein to the contrary, no amendment to the Plan or any Award shall be effective without stockholder approval to the extent that such approval is required pursuant to applicable law or the applicable rules of each national securities exchange on which the Stock is listed. Additionally, no amendment to the Plan or any Award shall materially impair a Participant’s rights under any Award unless the Participant consents in writing (it being understood that no action taken by the Board or the Committee that is expressly permitted under the Plan, including, without limitation, any actions described in Section 10 hereof, shall constitute an amendment to the Plan or an Award for such purpose). Notwithstanding the foregoing, subject to the limitations of applicable law, if any, and without an affected Participant’s consent, the Board or the

Committee may amend the terms of the Plan or any one or more Awards from time to time as necessary to bring such Awards into compliance with applicable law, including, without limitation, Section 409A of the Code.
(d)   No Repricing of Awards Without Stockholder Approval.   Notwithstanding subsection (a) or (b) above, or any other provision of the Plan, the repricing of Awards shall not be permitted without stockholder approval. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (1) changing the terms of an Award to lower its exercise or base price (other than on account of capital adjustments resulting from share splits, etc., as described in Section 10(a) hereof), (2) any other action that is treated as a repricing under Generally Accepted Accounting Principles, and (3) repurchasing for cash or canceling an Award in exchange for another Award at a time when its exercise or base price is greater than the Fair Market Value of the underlying Stock, unless the cancellation and exchange occurs in connection with an event set forth in Section 10(b) hereof.
19.   Termination or Suspension of the Plan.
The Board or the Committee may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on day before the tenth (10th) anniversary of the Restatement Date. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated; provided, however, that following any suspension or termination of the Plan, the Plan shall remain in effect for the purpose of governing all Awards then outstanding hereunder until such time as all Awards under the Plan have been terminated, forfeited, or otherwise canceled, or earned, exercised, settled, or otherwise paid out, in accordance with their terms.
20.   Effective Date of the Plan.
The Plan, as amended and restated, is effective as of the Restatement Date, subject to stockholder approval.
21.   Miscellaneous.
(a)   Treatment of Dividends and Dividend Equivalents on Unvested Awards.   Notwithstanding any other provision of the Plan to the contrary, with respect to any Award that provides for or includes a right to dividends or dividend equivalents, if dividends are declared during the period that an equity Award is outstanding, such dividends (or dividend equivalents) shall either (i) not be paid or credited with respect to such Award or (ii) be accumulated but remain subject to vesting requirement(s) to the same extent as the applicable Award and shall only be paid at the time or times such vesting requirement(s) are satisfied. Except as otherwise determined by the Committee, no interest will accrue or be paid on the amount of any cash dividends withheld. No dividends or dividend equivalents shall be paid on Options or Stock Appreciation Rights.
(b)   Certificates.   Stock acquired pursuant to Awards granted under the Plan may be evidenced in such a manner as the Committee shall determine. If certificates representing Stock are registered in the name of the Participant, the Committee may require that (1) such certificates bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Stock, (2) the Company retain physical possession of the certificates, and (3) the Participant deliver a stock power to the Company, endorsed in blank, relating to the Stock. Notwithstanding the foregoing, the Committee may determine, in its sole discretion, that the Stock shall be held in book-entry form rather than delivered to the Participant pending the release of any applicable restrictions.
(c)   Other Benefits.   No Award granted or paid out under the Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or its Affiliates nor affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.
(d)   Corporate Action Constituting Grant of Awards.   Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Committee, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Committee consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of shares of Stock) that are inconsistent with those in the Award Agreement as a result of a clerical error in connection with the preparation of the Award Agreement, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement.
(e)   Clawback/Recoupment Policy.   Notwithstanding anything contained herein to the contrary, all Awards granted under the Plan shall be and remain subject to any incentive compensation clawback or recoupment policy currently in effect or as may be adopted by the Board (or a committee or subcommittee of the Board) and, in each case, as may be amended from time to time. No such policy adoption or amendment shall in any event require the prior consent of any Participant. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or any of its Affiliates. In the event that an Award is subject to more than one such policy, the policy with the most restrictive clawback or recoupment provisions shall govern such Award, subject to applicable law.
(f)   Non-Exempt Employees.   If an Option is granted to an employee of the Company or any of its Affiliates in the United States who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, the Option will not be first exercisable for any shares of Stock until at least six (6) months following the date of grant of the Option (although the Option may vest prior to such date). Consistent with the provisions of the Worker Economic Opportunity Act, (1) if such employee dies or suffers a Disability, (2) upon a Corporate Event in which such Option is not assumed, continued, or substituted, (3) upon a Change in Control, or (4) upon the Participant’s retirement (as such term may be defined in the applicable Award Agreement or a Participant Agreement, or, if no such definition exists, in accordance with the Company’s then current employment policies and guidelines), the vested portion of any Options held by such employee may be exercised earlier than six (6) months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option will be exempt from his or her regular rate of pay. To the extent permitted and/or required for compliance with the Worker Economic Opportunity Act to ensure that any income derived by a non-exempt employee in connection with the exercise, vesting or issuance of any shares under any other Award will be exempt from such employee’s regular rate of pay, the provisions of this Section 21(f) will apply to all Awards.
(g)   Data Privacy.   As a condition of receipt of any Award, each Participant explicitly and unambiguously consents to the collection, use, and transfer, in electronic or other form, of personal data as described in this Section 21(g) by and among, as applicable, the Company and its Affiliates for the exclusive purpose of implementing, administering, and managing the Plan and Awards and the Participant’s participation in the Plan. In furtherance of such implementation, administration, and management, the Company and its Affiliates may hold certain personal information about a Participant, including, but not limited to, the Participant’s name, home address, telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title(s), information regarding any securities of the Company or any of its Affiliates, and details of all Awards (the “Data”). In addition to transferring the Data amongst themselves as necessary for the purpose of implementation, administration, and management of the Plan and Awards and the Participant’s participation in the Plan, the Company and its Affiliates may each transfer the Data to any third parties assisting the Company in the implementation, administration, and management of the Plan and Awards and the Participant’s participation in the Plan. Recipients of the Data may be located in the Participant’s country or elsewhere, and the Participant’s country and any given recipient’s country may have different data privacy laws and protections. By accepting an Award, each Participant authorizes such recipients to receive, possess, use, retain, and transfer the Data, in electronic or other form, for the purposes of assisting the Company in the implementation, administration, and management of the Plan and Awards and the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Company or the Participant may elect to deposit any shares of Stock. The Data related to a Participant will be held only as long as is necessary to implement, administer, and manage the Plan and Awards and the Participant’s participation in the Plan. A Participant may, at any time, view the Data held by the Company with respect to such Participant, request additional information about the storage and processing of the Data with respect to such Participant, recommend any necessary corrections to the Data with respect to the Participant, or refuse or withdraw the consents herein in writing, in any case without cost, by contacting his or her local human resources representative. The Company may cancel the Participant’s eligibility to participate in the Plan, and in the Committee’s discretion, the Participant may forfeit any outstanding Awards if the Participant refuses or withdraws the consents described herein. For more information on the consequences of refusal to consent or withdrawal of consent, Participants may contact their local human resources representative.
(h)   Participants Outside of the United States.   The Committee may modify the terms of any Award under the Plan made to or held by a Participant who is then a resident, or is primarily employed or providing services, outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which the Participant is then a resident or primarily employed or providing services, or so that the value and other benefits of the Award to the Participant, as affected by non — U.S. tax laws and other restrictions applicable as a result of the Participant’s residence, employment, or providing services abroad, shall be comparable to the value of such Award to a Participant who is a resident, or is primarily employed or providing services, in the United States. An Award may be modified under this Section 21(h) in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) of the Exchange Act for the Participant whose Award is modified. Additionally, the Committee may adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Eligible Persons who are non — U.S. nationals or are primarily employed or providing services outside the United States.
(i)   Change in Time Commitment.   In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company or any of its Affiliates is reduced (for example, and without limitation, if the Participant is an employee of the Company and the employee has a change in status from a full-time employee to a part-time employee) after the date of grant of any Award to the Participant, the Committee has the right in its sole discretion to (i) make a corresponding reduction in the number of shares of Stock subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (ii) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.
(j)   No Liability of Committee Members.   Neither any member of the Committee nor any of the Committee’s permitted delegates shall be liable personally by reason of any contract or other instrument executed by such member or on his or her behalf in his or her capacity as a member of the Committee or for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer, or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against all costs and expenses (including counsel fees) and liabilities (including sums paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan, unless arising out of such Person’s own fraud or willful misconduct; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such Person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such Persons may be entitled under the Company’s certificate or articles of incorporation or by-laws, each as may be amended from time to time, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
(k)   Payments Following Accidents or Illness.   If the Committee shall find that any Person to whom any amount is payable under the Plan is unable to care for his or her affairs because of illness or accident, or is a minor, or has died, then any payment due to such Person or his or her estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his or her spouse, child, relative, an institution maintaining or having custody of such Person, or any other Person deemed by the Committee to be a proper recipient on behalf of such Person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.
(l)   Governing Law.   The Plan shall be governed by and construed in accordance with the laws of the State of Delaware without reference to the principles of conflicts of laws thereof.

(m)   Jurisdiction; Waiver of Jury Trial.   Any suit, action or proceeding with respect to the Plan or any Award Agreement or Participant Agreement, or any judgment entered by any court of competent jurisdiction in respect of any thereof, shall be resolved only in the courts of the State of Delaware or the United States District Court for the District of Delaware and the appellate courts having jurisdiction of appeals in such courts. In that context, and without limiting the generality of the foregoing, the Company and each Participant shall irrevocably and unconditionally: (i) submit in any proceeding relating to the Plan or any Award Agreement or Participant Agreement, or for the recognition and enforcement of any judgment in respect thereof (a “Proceeding”), to the exclusive jurisdiction of the courts of the State of Delaware, the court of the United States of America for the District of Delaware, and appellate courts having jurisdiction of appeals from any of the foregoing, and agree that all claims in respect of any such Proceeding shall be heard and determined in such Delaware State court or, to the extent permitted by law, in such federal court; (ii) consent that any such Proceeding may and shall be brought in such courts and waives any objection that the Company and each Participant may now or thereafter have to the venue or jurisdiction of any such Proceeding in any such court or that such Proceeding was brought in an inconvenient court and agree not to plead or claim the same; (iii) waive all right to trial by jury in any Proceeding (whether based on contract, tort or otherwise) arising out of or relating to the Plan or any Award Agreement or Participant Agreement; (iv) agree that service of process in any such Proceeding may be effected by mailing a copy of such process by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party, in the case of a Participant, at the Participant’s address shown in the books and records of the Company or, in the case of the Company, at the Company’s principal offices, attention General Counsel, and (v) agree that nothing in the Plan shall affect the right to effect service of process in any other manner permitted by the laws of the State of Delaware.
(n)   Electronic Delivery.   Any reference herein to a “written” agreement or document or “writing” will include any agreement or document delivered electronically or posted on the Company’s intranet (or other shared electronic medium controlled or authorized by the Company to which the Participant has access) to the extent permitted by applicable law.
(o)   Statute of Limitations.   A Participant or any other person filing a claim for benefits under the Plan must file the claim within one (1) year of the date the Participant or other person knew or should have known of the facts giving rise to the claim. This one-year statute of limitations will apply in any forum where a Participant or any other person may file a claim and, unless the Company waives the time limits set forth above in its sole discretion, any claim not brought within the time periods specified shall be waived and forever barred.
(p)   Funding.   No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company be required to maintain separate bank accounts, books, records, or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees and service providers under general law.
(q)   Reliance on Reports.   Each member of the Committee and each member of the Board shall be fully justified in relying, acting, or failing to act, and shall not be liable for having so relied, acted, or failed to act in good faith, upon any report made by the independent public accountant of the Company and its Affiliates and upon any other information furnished in connection with the Plan by any Person or Persons other than such member.
(r)   Titles and Headings.   The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.
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EXELA TECHNOLOGIES, INC. Please Be Sure To Mark, Sign, Date and Return Your Proxy Card in the Envelope Provided. Signature Signature, if held jointly Date , 2021 Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such. Please mark your votes like this X CONTROL NUMBER 1. Election of Directors (1) Ronald C. Cogburn (2) J. Coley Clark (3) Sharon Chadha 3. An advisory vote regarding the compensation paid to our named executive officers. 4. A vote regarding the approval of the Amended and Restated Exela Technologies, Inc. 2018 Stock Incentive Plan which increases the number of shares of common stock that may be subject to awards and makes certain other changes in the plan terms. (Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list above) 2. Ratification of independent registered public accounting firm. FOR FOR AGAINST AGAINST ABSTAIN ABSTAIN FOR AGAINST ABSTAIN FOR all Nominees listed to the left WITHHOLD AUTHORITY to vote (except as marked to the contrary for all nominees listed to the left) PROXY THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3 AND 4. PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY. YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail Vote by Internet - QUICK EASY INTERNET – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares. Vote at the Meeting – If you plan to attend the virtual online Annual Meeting, you will need your 12 digit control number to vote electronically at the Annual Meeting. To attend: http://www.cstproxy.com/exelatech/2021 MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided. Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on December 15, 2021. FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED EXELA TECHNOLOGIES, INC. PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS 19136_EXELA Proxy Card_REV1 - Back The undersigned appoints Vincent Kondaveeti and Erik Mengwall, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Exela Technologies, Inc. held of record by the undersigned at the close of business on October 20, 2021 at the Annual Meeting of Stockholders of Exela Technologies, Inc. to be held on December 16, 2021 at 9:00 a.m., Central time, or at any adjournment thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE THREE NOMINEES TO THE BOARD OF DIRECTORS AND IN FAVOR OF PROPOSAL 2, PROPOSAL 3 AND PROPOSAL 4, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. (Continued and to be marked, dated and signed, on the other side) Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on December 16, 2021 at 9:00 a.m., Central time. The 2021 Proxy Statement and the 2020 Annual Report to Stockholders are available at: https://www.cstproxy.com/exelatech/2021